SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 30 TO

                      REGISTRATION STATEMENT NUMBER 33-22503

                    American Express Stock Market Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

        70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

EXPLANATORY NOTE

The prospectuses contained in Part 1 of the Registration Statement are substantially similar and are for the same product. They reflect differences in the distribution of the products. The prospectus used by American Express Bank International (AEBI), refers to AEBI and relationship managers. The prospectus distributed by American Express Financial Adviors Inc. refers to financial advisors.

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 30 TO
                       REGISTRATION STATEMENT NO. 33-22503

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

(logo)
  American
   Express(R)
Certificates
                                                                American Express
                                                                    Stock Market
                                                                     Certificate


                                                       Prospectus April 28, 2004


                     Potential for stock market growth with safety of principal.


American Express Certificate Company (AECC) issues American Express Stock Market Certificates. You may:


o    Purchase this certificate in any amount from $1,000 through $1 million.


o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between 4% and 5%, for a 52-week term (see page 2p).


o Decide whether AECC will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to successive 14 terms.

Special rates may be offered through some distribution channels. See "Initial Interest and Participation Rates" on page 2p and "Maximum return" in "Interest" under "About the Certificate."

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of AECC. To the extent you link your interest to the S&P 500 Index, you might earn no interest. See ORisk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:        American Express Certificate Company
               70100 AXP Financial Center
               Minneapolis, MN 55474
               (800) 862-7919 (toll free)

Distributor:   American Express Financial Advisors Inc.

(logo)
AMERICAN
 EXPRESS
(R)

Initial Interest and Participation Rates


AECC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 2004:

Maximum return       Market participation percentage        Minimum interest
   5%*                         100% (full)                       None
   5%*                          25% (partial)                       1%*

* Effective for terms beginning May 12, 2004, the maximum return will decrease to 4%, and the minimum interest rate guaranteed by AECC for a partial participation option will decrease to 0.75%.

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be between 4% and 5%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be between 5% and 6%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.


AECC may offer different rates for different distribution channels. For more information call (800) 862-7919.

RISK FACTORS

You should consider the following when investing in this certificate:

To the extent you link your interest to the S&P 500 Index, you might earn no interest. If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."

This certificate is backed solely by the assets of AECC. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Table of Contents

Initial Interest and
   Participation Rates..................2p

Risk Factors............................2p

About the Certificate...................4p

Read and Keep This Prospectus...........4p

Investment Amounts......................4p

Face Amount and Principal...............4p

Certificate Term........................5p

Value at Maturity.......................5p

Receiving Cash Before the  End of Term..5p

Interest................................5p

Promotions and Pricing Flexibility......8p

Historical Data on the  S&P 500 Index...8p

Calculation of Return..................11p

About the S&P 500 Index................14p

Opportunities at the End of a Term.....15p

How to Invest and Withdraw Funds.......16p

Buying Your Certificate................16p

Two Ways to Make Investments...........17p

Full and Partial Withdrawals...........17p

Transfers to Other Accounts............19p

Two Ways to Request a
    Withdrawal or Transfer.............19p

Three Ways to Receive Payment
    When You Withdraw Funds............20p

Retirement Plans: Special Policies.....21p

Transfer of Ownership..................21p

For More Information...................21p

Taxes on Your Earnings.................22p

Retirement Accounts....................22p

Gifts to Minors........................23p

Your TIN and Backup Withholding........23p

Foreign Investors......................24p

How Your Money Is Used
    and Protected......................26p

Invested and Guaranteed by AECC........26p

Regulated by Government................26p

Backed by Our Investments..............27p

Investment Policies....................27p

How Your Money Is Managed..............30p

Relationship Between AECC and
    American Express Financial
    Corporation .......................30p

Capital Structure and
    Certificates Issued................30p

Investment Management
    and Services.......................31p

Distribution...........................32p

Selling Agent Agreement
    American Express Bank
    International......................33p

Other Selling Agents...................33p

Transfer Agent.........................34p

Employment of Other
    American Express Affiliates........34p

Directors and Officers.................35p

Independent Auditors...................38p

American Express Certificates..........39p

Appendix...............................40p

Annual Financial Information...........41p

Summary of Selected
    Financial Information..............41p

Management's Discussion and
    Analysis of Financial Condition
    and Results of Operations..........42p

American Express Certificate Company
    Responsibility of Management.......48p

Report of Ernst & Young LLP
    Independent Auditors...............49p

Financial Statements...................50p

Notes to Financial Statements..........57p



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3p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS

You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from AECC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from AECC to invest more).

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. AECC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

           $10,000    Face amount (initial investment)
plus           500    Interest credited to your account at the end of the term
plus             5    Interim interest (See "Interim interest" under "Interest")
minus           (0)   Interest paid to you in cash
plus         2,500    Additional investment to your certificate
minus           (0)   Withdrawals and applicable penalties
--------------------------------------------------------------------------------
           $13,005    Principal at the beginning of the next term
================================================================================

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4p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. AECC has complete discretion to determine whether to accept an application and sell a certificate. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to AECC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH BEFORE THE END OF TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p;

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

o  your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

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5p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:

o  a percentage of any increase in the S&P 500 Index, and

o  a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   Interest  and
Participation Rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p.

However, AECC guarantees that, for persons who have received a special promotional coupon from AECC for purchase of a Stock Market Certificate and have satisfied any requirement stated in the coupon, the maximum return for the initial term will be the maximum return for special promotional coupons set out on page 2p. For example, the coupon may require that you make a minimum investment and that you are not an existing client of AEFC, or another affiliate of AEFC. AECC or AEFC will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club. AECC also may give such a coupon to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC. This promotional rate will only be available if the recipient of the coupon presents it to the distributor or selling agent at the time of applying to purchase the certificate.

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6p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 50 basis points (.50%) below to 50 basis points (.50%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and National Index are marks owned by BankRate.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with AECC, AEFC or any of their affiliates.

The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Average rates, call American Express Client Service Corporation (AECSC) at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

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7p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or AECSC at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the month-end closing values of the Index from Dec. 31, 1984 through Feb. 27, 2004. The values of the S&P 500 Index are reprinted with the permission of S&P.

S&P 500 Index Values - December 1984 to February 2004

   (line graph)

              S&P 500
               Index
Date           Value
Dec-84        167.24
Jan-85        179.63
Feb-85        181.18
Mar-85        180.66
Apr-85        179.83
May-85        189.55
Jun-85        191.85
Jul-85        190.92
Aug-85        188.63
Sep-85        182.08
Oct-85        189.82
Nov-85        202.17
Dec-85        211.28
Jan-86        211.78
Feb-86        226.92
Mar-86        238.90
Apr-86        235.52
May-86        247.35
Jun-86        250.84
Jul-86        236.12
Aug-86        252.93
Sep-86        231.32
Oct-86        243.98
Nov-86        249.22
Dec-86        242.17
Jan-87        274.08
Feb-87        284.20
Mar-87        291.70
Apr-87        288.36
May-87        290.10
Jun-87        304.00
Jul-87        318.66
Aug-87        329.80
Sep-87        321.83
Oct-87        251.79
Nov-87        230.30
Dec-87        247.08
Jan-88        257.07
Feb-88        267.82
Mar-88        258.89
Apr-88        261.33
May-88        262.16
Jun-88        273.50
Jul-88        272.02
Aug-88        261.52
Sep-88        271.91
Oct-88        278.97
Nov-88        273.70
Dec-88        277.72
Jan-89        297.47
Feb-89        288.86
Mar-89        294.87
Apr-89        309.64
May-89        320.52
Jun-89        317.98
Jul-89        346.08
Aug-89        351.45
Sep-89        349.15
Oct-89        340.36
Nov-89        345.99
Dec-89        353.40
Jan-90        329.08
Feb-90        331.89
Mar-90        339.94
Apr-90        330.80
May-90        361.23
Jun-90        358.02
Jul-90        356.15
Aug-90        322.56
Sep-90        306.05
Oct-90        304.00
Nov-90        322.22
Dec-90        330.22
Jan-91        343.93
Feb-91        367.07
Mar-91        375.22
Apr-91        375.35
May-91        389.83
Jun-91        371.16
Jul-91        387.81
Aug-91        395.43
Sep-91        387.86
Oct-91        392.46
Nov-91        375.22
Dec-91        417.09
Jan-92        408.79
Feb-92        412.70
Mar-92        403.69
Apr-92        414.95
May-92        415.35
Jun-92        408.14
Jul-92        424.21
Aug-92        414.03
Sep-92        417.80
Oct-92        418.67
Nov-92        431.35
Dec-92        435.71
Jan-93        438.78
Feb-93        443.38
Mar-93        451.67
Apr-93        440.19
May-93        450.21
Jun-93        450.53
Jul-93        448.13
Aug-93        463.56
Sep-93        458.93
Oct-93        467.83
Nov-93        461.79
Dec-93        466.50
Jan-94        481.61
Feb-94        467.14
Mar-94        445.77
Apr-94        450.91
May-94        456.51
Jun-94        444.27
Jul-94        458.25
Aug-94        475.50
Sep-94        462.71
Oct-94        472.35
Nov-94        453.69
Dec-94        459.27
Jan-95        470.42
Feb-95        487.39
Mar-95        500.71
Apr-95        514.71
May-95        533.41
Jun-95        544.75
Jul-95        562.06
Aug-95        561.88
Sep-95        584.41
Oct-95        581.50
Nov-95        605.37
Dec-95        615.93
Jan-96        636.02
Feb-96        640.44
Mar-96        645.50
Apr-96        654.18
May-96        669.14
Jun-96        670.63
Jul-96        639.95
Aug-96        651.99
Sep-96        687.33
Oct-96        705.27
Nov-96        757.02
Dec-96        740.74
Jan-97        786.16
Feb-97        790.82
Mar-97        757.41
Apr-97        801.34
May-97        848.28
Jun-97        885.76
Jul-97        954.31
Aug-97        899.48
Sep-97        947.28
Oct-97        914.62
Nov-97        955.40
Dec-97        970.43
Jan-98        980.28
Feb-98       1049.34
Mar-98       1101.76
Apr-98       1111.77
May-98       1090.82
Jun-98       1133.84
Jul-98       1120.73
Aug-98        957.68
Sep-98       1017.07
Oct-98       1098.69
Nov-98       1163.74
Dec-98       1230.59
Jan-99       1279.28
Feb-99       1238.33
Mar-99       1286.39
Apr-99       1335.18
May-99       1301.85
Jun-99       1371.65
Jul-99       1328.71
Aug-99       1320.35
Sep-99       1282.72
Oct-99       1363.17
Nov-99       1388.95
Dec-99       1469.25
Jan-00       1394.46
Feb-00       1366.41
Mar-00       1507.78
Apr-00       1452.43
May-00       1420.65
Jun-00       1454.6
Jul-00       1430.84
Aug-00       1517.68
Sep-00       1436.48
Oct-00       1429.4
Nov-00       1314.95
Dec-00       1320.28
Jan-01       1366.01
Feb-01       1239.94
Mar-01       1160.34
Apr-01       1249.48
May-01       1255.82
Jun-01       1224.38
Jul-01       1211.23
Aug-01       1133.58
Sep-01       1040.94
Oct-01       1059.78
Nov-01       1139.45
Dec-01       1148.08
Jan-02       1130.2
Feb-02       1106.74
Mar-02       1147.39
Apr-02       1076.92
May-02       1067.14
Jun-02        989.82
Jul-02        911.62
Aug-02        916.07
Sep-02        815.28
Oct-02        885.76
Nov-02        936.31
Dec-02        879.82
 Jan-03        855.7
Feb-03        841.15
Mar-03        848.18
Apr-03        916.92
May-03        963.59
Jun-03        974.51
Jul-03        990.31
Aug-03       1008.01
Sep-03        995.97
Oct-03       1050.71
Nov-03       1058.2
Dec-03       1111.92
Jan-04       1131.13
Feb-04       1144.94



--------------------------------------------------------------------------------
8p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

S&P 500 Index Average Annual Return

Beginning date Dec. 31,     Period held in years     Average annual return

1993                                10                           9.1%
1998                                 5                          -2.0%
2002                                 1                          26.4%

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1985. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

  S&P 500 Index - December 1985 to February 2004
           52-Week Moving Price Return

                   (line graph)

                    S&P 500
                    12 Mth
Date                Return
Dec-85              26.33%
Jan-86              17.90%
Feb-86              25.25%
Mar-86              32.24%
Apr-86              30.97%
May-86              30.49%
Jun-86              30.75%
Jul-86              23.67%
Aug-86              34.09%
Sep-86              27.04%
Oct-86              28.53%
Nov-86              23.27%
Dec-86              14.62%
Jan-87              29.42%
Feb-87              25.24%
Mar-87              22.10%
Apr-87              22.44%
May-87              17.28%
Jun-87              21.19%
Jul-87              34.96%
Aug-87              30.39%
Sep-87              39.13%
Oct-87               3.20%
Nov-87              -7.59%
Dec-87               2.03%
Jan-88              -6.21%
Feb-88              -5.76%
Mar-88             -11.25%
Apr-88              -9.37%
May-88              -9.63%
Jun-88             -10.03%
Jul-88             -14.64%
Aug-88             -20.70%
Sep-88             -15.51%
Oct-88              10.79%
Nov-88              18.84%
Dec-88              12.40%
Jan-89              15.72%
Feb-89               7.86%
Mar-89              13.90%
Apr-89              18.49%
May-89              22.26%
Jun-89              16.26%
Jul-89              27.23%
Aug-89              34.39%
Sep-89              28.41%
Oct-89              22.01%
Nov-89              26.41%
Dec-89              27.25%
Jan-90              10.63%
Feb-90              14.90%
Mar-90              15.28%
Apr-90               6.83%
May-90              12.70%
Jun-90              12.59%
Jul-90               2.91%
Aug-90              -8.22%
Sep-90             -12.34%
Oct-90             -10.68%
Nov-90              -6.87%
Dec-90              -6.56%
Jan-91               4.51%
Feb-91              10.60%
Mar-91              10.38%
Apr-91              13.47%
May-91               7.92%
Jun-91               3.67%
Jul-91               8.89%
Aug-91              22.59%
Sep-91              26.73%
Oct-91              29.10%
Nov-91              16.45%
Dec-91              26.31%
Jan-92              18.86%
Feb-92              12.43%
Mar-92               7.59%
Apr-92              10.55%
May-92               6.55%
Jun-92               9.96%
Jul-92               9.39%
Aug-92               4.70%
Sep-92               7.72%
Oct-92               6.68%
Nov-92              14.96%
Dec-92               4.46%
Jan-93               7.34%
Feb-93               7.43%
Mar-93              11.89%
Apr-93               6.08%
May-93               8.39%
Jun-93              10.39%
Jul-93               5.64%
Aug-93              11.96%
Sep-93               9.84%
Oct-93              11.74%
Nov-93               7.06%
Dec-93               7.07%
Jan-94               9.76%
Feb-94               5.36%
Mar-94              -1.31%
Apr-94               2.44%
May-94               1.40%
Jun-94              -1.39%
Jul-94               2.26%
Aug-94               2.58%
Sep-94               0.82%
Oct-94               0.97%
Nov-94              -1.75%
Dec-94              -1.55%
Jan-95              -2.32%
Feb-95               4.33%
Mar-95              12.32%
Apr-95              14.15%
May-95              16.85%
Jun-95              22.62%
Jul-95              22.65%
Aug-95              18.17%
Sep-95              26.30%
Oct-95              23.11%
Nov-95              33.43%
Dec-95              34.11%
Jan-96              35.20%
Feb-96              31.40%
Mar-96              28.92%
Apr-96              27.10%
May-96              25.45%
Jun-96              23.11%
Jul-96              13.86%
Aug-96              16.04%
Sep-96              17.61%
Oct-96              21.28%
Nov-96              25.05%
Dec-96              20.26%
Jan-97              23.61%
Feb-97              23.48%
Mar-97              17.34%
Apr-97              22.50%
May-97              26.77%
Jun-97              32.08%
Jul-97              49.12%
Aug-97              37.96%
Sep-97              37.82%
Oct-97              29.68%
Nov-97              26.21%
Dec-97              31.01%
Jan-98              24.69%
Feb-98              32.69%
Mar-98              45.46%
Apr-98              38.74%
May-98              28.59%
Jun-98              28.01%
Jul-98              17.44%
Aug-98               6.47%
Sep-98               7.37%
Oct-98              20.13%
Nov-98              21.81%
Dec-98              26.81%
Jan-99              30.50%
Feb-99              18.01%
Mar-99              16.76%
Apr-99              20.09%
May-99              19.35%
Jun-99              20.97%
Jul-99              18.56%
Aug-99              37.87%
Sep-99              26.12%
Oct-99              24.07%
Nov-99              19.35%
Dec-99              19.39%
Jan-00               9.00%
Feb-00              10.34%
Mar-00              17.21%
Apr-00               8.78%
May-00               9.13%
Jun-00               6.05%
Jul-00               7.69%
Aug-00              14.95%
Sep-00              11.99%
Oct-00               4.86%
Nov-00              -5.33%
Dec-00             -10.14%
Jan-01              -2.04%
Feb-01              -9.26%
Mar-01             -23.04%
Apr-01             -13.97%
May-01             -11.60%
Jun-01             -15.83%
Jul-01             -15.35%
Aug-01             -25.31%
Sep-01             -27.54%
Oct-01             -25.86%
Nov-01             -13.35%
Dec-01             -13.04%
Jan-02             -17.26%
Feb-02             -10.74%
Mar-02              -1.12%
Apr-02             -13.81%
May-02             -15.02%
Jun-02             -19.16%
Jul-02             -24.74%
Aug-02             -19.19%
Sep-02             -21.68%
Oct-02             -16.42%
Nov-02             -17.83%
Dec-02             -23.37%
Jan-03             -24.29%
Feb-03             -24.00%
Mar-03             -26.08%
Apr-03             -14.86%
May-03              -9.70%
Jun-03              -1.55%
Jul-03               8.63%
Aug-03              10.04%
Sep-03              22.16%
Oct-03              18.62%
Nov-03              13.02%
Dec-03              26.38%
Jan-04              32.19%
Feb-04              36.12%


--------------------------------------------------------------------------------
9p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 10% range.


                 S&P 500 Index - December 1985 to February 2004
                  Distribution of 52-Week Moving Price Returns

                                  (bar graph)

                                          Occurrences
                         -15                   20
                         -10                   13
                          -5                   11
                           0                    8
                           5                   15
                          10                   28
                          15                   26
                          20                   23
                          25                   24
                          29.9                 26
                        >=30                   25


The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.


               Actual 52-Week Return - 1/2/96 to 2/24/04

                                                          Stock Market
                                 Stock Market              Certificate
                  Market          Certificate           25% Participation
Date               Index      100% Participation         + Minimum Rate
2-Jan-96           35.20%            10.00%                 10.00%
9-Jan-96           32.00%            10.00%                 10.00%
16-Jan-96          29.44%            10.00%                 10.00%
23-Jan-96          31.53%            10.00%                 10.00%
30-Jan-96          33.95%            10.00%                 10.00%
6-Feb-96           34.42%            10.00%                 10.00%
13-Feb-96          36.88%            10.00%                 10.00%
20-Feb-96          32.71%            10.00%                 10.00%
27-Feb-96          32.79%            10.00%                 10.00%
5-Mar-96           36.02%            10.00%                 10.00%
12-Mar-96          29.25%            10.00%                 10.00%
19-Mar-96          31.63%            10.00%                 10.00%
26-Mar-96          29.58%            10.00%                 10.00%
2-Apr-96           29.68%            10.00%                 10.00%
9-Apr-96           27.03%            10.00%                  9.50%
16-Apr-96          27.63%            10.00%                  9.65%
23-Apr-96          27.22%            10.00%                  9.55%
30-Apr-96          27.05%            12.00%                 10.26%
7-May-96           21.90%            12.00%                  8.97%
14-May-96          26.01%            12.00%                 10.00%
21-May-96          27.27%            12.00%                 10.31%
28-May-96          28.39%            12.00%                 10.59%
4-Jun-96           25.58%            12.00%                  9.89%
11-Jun-96          25.16%            12.00%                  9.79%
18-Jun-96          21.48%            12.00%                  8.87%
25-Jun-96          23.23%            12.00%                  9.30%
2-Jul-96           23.12%            12.00%                  9.28%
9-Jul-96           18.01%            12.00%                  8.00%
16-Jul-96          12.52%            12.00%                  6.63%
23-Jul-96          11.72%            11.72%                  6.43%
30-Jul-96          13.51%            12.00%                  6.87%
6-Aug-96           18.19%            12.00%                  8.04%
13-Aug-96          18.19%            12.00%                  8.04%
20-Aug-96          18.98%            12.00%                  8.24%
27-Aug-96          18.99%            12.00%                  8.24%
3-Sep-96           15.03%            12.00%                  7.25%
10-Sep-96          15.14%            12.00%                  7.28%
17-Sep-96          16.90%            12.00%                  7.72%
24-Sep-96          17.92%            12.00%                  7.98%
1-Oct-96           18.32%            12.00%                  8.08%
8-Oct-96           21.31%            12.00%                  8.82%
15-Oct-96          19.73%            12.00%                  8.43%
22-Oct-96          20.46%            12.00%                  8.61%
29-Oct-96          20.63%            12.00%                  8.65%
5-Nov-96           21.80%            12.00%                  8.95%
12-Nov-96          23.80%            12.00%                  9.45%
19-Nov-96          23.64%            12.00%                  9.41%
26-Nov-96          24.65%            12.00%                  9.66%
3-Dec-96           21.14%            12.00%                  8.78%
10-Dec-96          20.80%            12.00%                  8.70%
17-Dec-96          18.64%            12.00%                  8.16%
24-Dec-96          22.25%            12.00%                  9.06%
31-Dec-96          19.33%            12.00%                  8.33%
7-Jan-97           23.59%            12.00%                  9.39%
14-Jan-97          26.36%            12.00%                 10.09%
21-Jan-97          27.73%            10.00%                 10.00%
28-Jan-97          21.40%            10.00%                  8.60%
4-Feb-97           22.11%            10.00%                  8.77%
11-Feb-97          19.53%            10.00%                  8.13%
18-Feb-97          27.41%            10.00%                 10.00%
25-Feb-97          25.46%            10.00%                  9.61%
4-Mar-97           20.60%            10.00%                  8.40%
11-Mar-97          27.35%            10.00%                 10.00%
18-Mar-97          21.17%            10.00%                  8.54%
25-Mar-97          20.84%            10.00%                  8.46%
1-Apr-97           15.92%            10.00%                  7.23%
8-Apr-97           19.29%            10.00%                  8.07%
15-Apr-97          17.01%            10.00%                  7.50%
22-Apr-97          18.87%            10.00%                  7.96%
29-Apr-97          21.38%            10.00%                  8.59%
6-May-97           29.69%            10.00%                 10.00%
13-May-97          25.16%            10.00%                  9.54%
20-May-97          25.10%            10.00%                  9.52%
27-May-97          26.39%            10.00%                  9.84%
3-Jun-97           25.70%            10.00%                  9.67%
10-Jun-97          28.95%            10.00%                 10.00%
17-Jun-97          35.09%            10.00%                 10.00%
24-Jun-97          34.08%            10.00%                 10.00%
1-Jul-97           32.27%            10.00%                 10.00%
8-Jul-97           40.32%            10.00%                 10.00%
15-Jul-97          47.32%            10.00%                 10.00%
22-Jul-97          48.97%            10.00%                 10.00%
29-Jul-97          48.33%            10.00%                 10.00%
5-Aug-97           43.78%            10.00%                 10.00%
12-Aug-97          40.34%            10.00%                 10.00%
19-Aug-97          39.09%            10.00%                 10.00%
26-Aug-97          37.00%            10.00%                 10.00%
2-Sep-97           41.67%            10.00%                 10.00%
9-Sep-97           40.64%            10.00%                 10.00%
16-Sep-97          38.46%            10.00%                 10.00%
23-Sep-97          38.84%            10.00%                 10.00%
30-Sep-97          37.47%            10.00%                 10.00%
7-Oct-97           40.31%            10.00%                 10.00%
14-Oct-97          38.10%            10.00%                 10.00%
21-Oct-97          37.60%            10.00%                 10.00%
28-Oct-97          31.41%            10.00%                 10.00%
4-Nov-97           31.73%            10.00%                 10.00%
11-Nov-97          26.62%            10.00%                  9.90%
18-Nov-97          26.41%            10.00%                  9.85%
25-Nov-97          25.77%            10.00%                  9.69%
2-Dec-97           29.85%            10.00%                 10.00%
9-Dec-97           30.53%            10.00%                 10.00%
16-Dec-97          33.33%            10.00%                 10.00%
23-Dec-97          25.04%            10.00%                  9.51%
30-Dec-97          31.06%            10.00%                 10.00%
6-Jan-98           28.32%            10.00%                 10.00%
13-Jan-98          23.83%            10.00%                  9.20%
20-Jan-98          25.02%            10.00%                  9.50%
27-Jan-98          26.66%            10.00%                  9.91%
3-Feb-98           27.45%            10.00%                 10.00%
10-Feb-98          29.06%            10.00%                 10.00%
17-Feb-98          25.29%            10.00%                  9.57%
24-Feb-98          26.90%            10.00%                  9.97%
3-Mar-98           33.01%            10.00%                 10.00%
10-Mar-98          31.17%            10.00%                 10.00%
17-Mar-98          36.82%            10.00%                 10.00%
24-Mar-98          40.12%            10.00%                 10.00%
31-Mar-98          45.03%            10.00%                 10.00%
7-Apr-98           44.82%            10.00%                 10.00%
14-Apr-98          47.83%            10.00%                 10.00%
21-Apr-98          45.41%            10.00%                 10.00%
28-Apr-98          36.65%            10.00%                 10.00%
5-May-98           34.77%            10.00%                 10.00%
12-May-98          33.92%            10.00%                 10.00%
19-May-98          31.82%            10.00%                 10.00%
26-May-98          28.75%            10.00%                  9.93%
2-Jun-98           29.30%            10.00%                 10.00%
9-Jun-98           29.25%            10.00%                 10.00%
16-Jun-98          21.58%            10.00%                  8.14%
23-Jun-98          24.89%            10.00%                  8.97%
30-Jun-98          27.25%            10.00%                  9.56%
7-Jul-98           25.67%            10.00%                  9.16%
14-Jul-98          27.20%            10.00%                  9.55%
21-Jul-98          24.75%            10.00%                  8.93%
28-Jul-98          19.93%            10.00%                  7.73%
4-Aug-98           12.57%            10.00%                  5.89%
11-Aug-98          15.37%            10.00%                  6.59%
18-Aug-98          18.91%            10.00%                  7.47%
25-Aug-98          19.69%            10.00%                  7.67%
1-Sep-98            7.18%             7.18%                  4.54%
8-Sep-98            9.62%             9.62%                  5.15%
15-Sep-98           9.72%             9.72%                  5.18%
22-Sep-98           8.16%             8.16%                  4.79%
29-Sep-98          10.74%            10.00%                  5.43%
6-Oct-98            0.15%             0.15%                  2.78%
13-Oct-98           2.53%             2.53%                  3.13%
20-Oct-98           9.42%             9.42%                  4.85%
27-Oct-98          15.56%            10.00%                  6.39%
3-Nov-98           18.08%            10.00%                  7.02%
10-Nov-98          22.13%            10.00%                  8.03%
17-Nov-98          21.43%            10.00%                  7.85%
24-Nov-98          24.41%            10.00%                  8.60%
1-Dec-98           20.95%            10.00%                  7.73%
8-Dec-98           21.07%            10.00%                  7.76%
15-Dec-98          20.11%            10.00%                  7.52%
22-Dec-98          28.15%            10.00%                  9.53%
29-Dec-98          27.90%            10.00%                  9.47%
5-Jan-99           28.78%            10.00%                  9.69%
12-Jan-99          30.18%            10.00%                 10.00%
19-Jan-99          27.93%            10.00%                  9.48%
26-Jan-99          29.22%            10.00%                  9.80%
2-Feb-99           25.44%            10.00%                  8.86%
9-Feb-99           19.34%            10.00%                  7.33%
16-Feb-99          21.42%            10.00%                  7.85%
23-Feb-99          23.34%            10.00%                  8.33%
2-Mar-99           16.49%            10.00%                  6.62%
9-Mar-99           20.25%            10.00%                  7.56%
16-Mar-99          20.90%            10.00%                  7.72%
23-Mar-99          14.15%            10.00%                  6.03%
30-Mar-99          18.06%            10.00%                  7.01%
6-Apr-99           18.77%            10.00%                  7.19%
13-Apr-99          20.97%            10.00%                  7.74%
20-Apr-99          15.96%            10.00%                  6.49%
27-Apr-99          25.59%            10.00%                  8.89%
4-May-99           19.39%            10.00%                  7.34%
11-May-99          21.49%            10.00%                  7.87%
18-May-99          20.17%            10.00%                  7.54%
25-May-99          17.40%            10.00%                  6.85%
1-Jun-99           18.39%            10.00%                  7.09%
8-Jun-99           17.79%            10.00%                  6.94%
15-Jun-99          19.64%            10.00%                  7.41%
22-Jun-99          19.32%            10.00%                  7.33%
29-Jun-99          19.18%            10.00%                  7.29%
6-Jul-99           20.21%            10.00%                  7.55%
13-Jul-99          18.33%            10.00%                  7.08%
20-Jul-99          18.19%            10.00%                  7.04%
27-Jul-99          20.59%            10.00%                  7.64%
3-Aug-99           23.31%            10.00%                  8.32%
10-Aug-99          19.87%            10.00%                  7.46%
17-Aug-99          22.06%            10.00%                  8.01%
24-Aug-99          24.76%            10.00%                  8.69%
31-Aug-99          32.79%            10.00%                 10.00%
7-Sep-99           31.94%            10.00%                 10.00%
14-Sep-99          28.77%            10.00%                  9.69%
21-Sep-99          26.99%            10.00%                  9.24%
28-Sep-99          22.22%            10.00%                  8.05%
5-Oct-99           32.17%            10.00%                 10.00%
12-Oct-99          31.98%            10.00%                 10.00%
19-Oct-99          18.55%            10.00%                  7.13%
26-Oct-99          20.32%            10.00%                  7.58%
2-Nov-99           21.32%            10.00%                  7.83%
9-Nov-99           21.01%            10.00%                  7.75%
16-Nov-99          24.63%            10.00%                  8.65%
23-Nov-99          18.73%            10.00%                  7.18%
30-Nov-99          18.17%            10.00%                  7.04%
7-Dec-99           19.28%            10.00%                  7.32%
14-Dec-99          20.68%            10.00%                  7.67%
21-Dec-99          19.09%             9.00%                  7.27%
28-Dec-99          17.38%             9.00%                  6.84%
4-Jan-00           12.42%             9.00%                  5.60%
11-Jan-00          16.05%             9.00%                  6.51%
18-Jan-00          16.22%             9.00%                  6.55%
25-Jan-00          12.59%             9.00%                  5.64%
1-Feb-00           11.66%             9.00%                  5.41%
8-Feb-00           18.52%             9.00%                  7.13%
15-Feb-00          12.89%             9.00%                  5.72%
22-Feb-00           6.37%             6.37%                  4.09%
29-Feb-00          11.49%             9.00%                  5.37%
7-Mar-00            5.92%             5.92%                  3.98%
14-Mar-00           4.04%             4.04%                  3.51%
21-Mar-00          18.35%             9.00%                  7.08%
28-Mar-00          15.91%             9.00%                  6.47%
4-Apr-00           13.41%             9.00%                  5.85%
11-Apr-00          11.17%             9.00%                  5.29%
18-Apr-00          10.35%             9.00%                  5.08%
25-Apr-00           8.42%             8.42%                  4.60%
2-May-00            8.57%             8.57%                  4.64%
9-May-00            4.17%             4.17%                  3.54%
16-May-00           9.95%             9.00%                  4.98%
23-May-00           6.96%             6.96%                  4.24%
30-May-00           9.89%             9.00%                  4.97%
6-Jun-00           10.66%             9.00%                  5.16%
13-Jun-00          12.93%             9.00%                  5.73%
20-Jun-00          10.51%             9.00%                  5.12%
27-Jun-00           7.33%             7.33%                  4.33%
4-Jul-00            5.84%             5.84%                  3.96%
11-Jul-00           6.26%             6.26%                  4.06%
18-Jul-00           8.46%             8.46%                  4.61%
25-Jul-00           8.18%             8.18%                  4.54%
1-Aug-00            8.76%             8.76%                  4.69%
8-Aug-00           15.71%             9.00%                  6.42%
15-Aug-00          10.43%             9.00%                  5.10%
22-Aug-00           9.87%             9.00%                  4.96%
29-Aug-00          14.35%             9.00%                  6.08%
5-Sep-00           11.59%             9.00%                  5.39%
12-Sep-00          10.90%             9.00%                  5.22%
19-Sep-00          11.64%             9.00%                  5.41%
26-Sep-00          11.31%             9.00%                  5.32%
3-Oct-00            9.58%             9.00%                  4.89%
10-Oct-00           5.55%             5.55%                  3.88%
17-Oct-00           7.02%             7.02%                  4.25%
24-Oct-00           9.06%             9.00%                  4.76%
31-Oct-00           6.05%             6.05%                  4.01%
7-Nov-00            4.87%             4.87%                  3.71%
14-Nov-00          -2.61%             0.00%                  2.50%
21-Nov-00          -4.08%             0.00%                  2.50%
28-Nov-00          -3.80%             0.00%                  2.50%
5-Dec-00           -2.31%             0.00%                  2.50%
12-Dec-00          -2.29%             0.00%                  2.50%
19-Dec-00          -8.91%             0.00%                  2.50%
26-Dec-00          -9.77%             0.00%                  2.50%
2-Jan-01           -8.29%             0.00%                  2.50%
9-Jan-01           -9.57%             0.00%                  2.50%
16-Jan-01          -8.83%             0.00%                  2.50%
23-Jan-01          -3.52%             0.00%                  2.50%
30-Jan-01          -2.51%             0.00%                  2.50%
6-Feb-01           -6.18%             0.00%                  2.50%
13-Feb-01          -5.93%             0.00%                  2.50%
20-Feb-01          -5.41%             0.00%                  2.50%
27-Feb-01          -7.93%             0.00%                  2.50%
6-Mar-01           -7.51%             0.00%                  2.50%
13-Mar-01         -11.88%             0.00%                  2.50%
20-Mar-01         -23.51%             0.00%                  2.50%
27-Mar-01         -21.59%             0.00%                  2.50%
04/03/01          -25.97%             0.00%                  2.50%
04/10/01          -22.13%             0.00%                  2.50%
04/17/01          -17.32%             0.00%                  2.50%
04/24/01          -18.14%             0.00%                  2.50%
05/01/01          -12.43%             0.00%                  2.50%
5/8/01            -10.68%             0.00%                  2.50%
5/15/01           -14.77%             0.00%                  2.50%
5/22/01            -4.69%             0.00%                  2.50%
5/29/01           -10.86%             0.00%                  2.50%
6/5/01            -11.95%             0.00%                  2.50%
6/12/01           -14.53%             0.00%                  2.50%
6/19/01           -17.86%             0.00%                  2.75%
6/26/01           -16.11%             0.00%                  2.75%
7/3/01            -15.98%             0.00%                  2.75%
7/10/01           -20.21%             0.00%                  2.75%
7/17/01           -18.69%             0.00%                  2.75%
7/24/01           -20.53%             0.00%                  2.75%
7/31/01           -15.77%             0.00%                  2.75%
8/7/01            -19.70%             0.00%                  2.75%
8/14/01           -20.05%             0.00%                  2.75%
8/21/01           -22.75%             0.00%                  2.75%
8/28/01           -23.07%             0.00%                  2.75%
9/4/01            -24.82%             0.00%                  2.75%
9/11/01           -26.27%             0.00%                  2.75%
9/18/01           -29.25%             0.00%                  2.75%
9/25/01           -29.08%             0.00%                  2.75%
10/2/01           -26.28%             0.00%                  2.75%
10/9/01           -23.75%             0.00%                  2.75%
10/16/01          -18.69%             0.00%                  2.75%
10/23/01          -22.41%             0.00%                  2.75%
10/30/01          -25.85%             0.00%                  2.75%
11/6/01           -21.86%             0.00%                  2.75%
11/13/01          -17.63%             0.00%                  2.75%
11/20/01          -15.19%             0.00%                  2.75%
11/27/01          -13.96%             0.00%                  2.75%
12/4/01           -16.83%             0.00%                  2.75%
12/11/01          -17.09%             0.00%                  2.75%
12/18/01          -12.46%             0.00%                  2.75%
12/25/01          -12.96%             0.00%                  2.75%
1/1/02            -10.53%             0.00%                  2.75%
1/8/02            -10.81%             0.00%                  2.75%
1/15/02           -13.60%             0.00%                  2.75%
1/22/02           -17.72%             0.00%                  2.75%
1/29/02           -19.87%             0.00%                  2.75%
2/5/02            -19.39%             0.00%                  2.50%
2/12/02           -16.02%             0.00%                  2.50%
2/19/02           -15.29%             0.00%                  2.50%
2/26/02           -11.80%             0.00%                  2.50%
3/5/02             -8.58%             0.00%                  2.50%
3/12/02            -2.67%             0.00%                  2.50%
3/19/02             2.42%             2.42%                  3.10%
3/26/02            -3.69%             0.00%                  2.50%
4/2/02              2.73%             2.73%                  3.18%
4/9/02             -4.32%             0.00%                  2.50%
4/16/02            -5.32%             0.00%                  2.50%
4/23/02            -8.97%             0.00%                  2.50%
4/30/02           -14.96%             0.00%                  2.50%
5/7/02            -16.78%             0.00%                  2.50%
5/14/02           -12.17%             0.00%                  2.50%
5/21/02           -17.52%             0.00%                  2.50%
5/28/02           -15.25%             0.00%                  2.50%
6/4/02            -18.92%             0.00%                  2.50%
6/11/02           -19.28%             0.00%                  2.50%
6/18/02           -14.47%             0.00%                  2.50%
6/25/02           -19.77%             0.00%                  2.50%
7/2/02            -23.19%             0.00%                  2.50%
7/9/02            -19.35%             0.00%                  2.50%
7/16/02           -25.81%             0.00%                  2.50%
7/23/02           -31.91%             0.00%                  2.50%
7/30/02           -25.46%             0.00%                  2.50%
8/6/02            -27.80%             0.00%                  2.50%
8/13/02           -25.49%             0.00%                  2.50%
8/20/02           -18.99%             0.00%                  2.50%
8/27/02           -19.51%             0.00%                  2.50%
9/3/02            -22.50%             0.00%                  2.50%
9/10/02           -16.74%             0.00%                  2.50%
9/17/02           -15.41%             0.00%                  2.50%
9/24/02           -19.06%             0.00%                  2.50%
10/1/02           -19.34%             0.00%                  2.50%
10/8/02           -24.43%             0.00%                  2.50%
10/15/02          -19.70%             0.00%                  2.50%
10/22/02          -17.94%             0.00%                  2.50%
10/29/02          -16.76%             0.00%                  2.50%
11/5/02           -18.18%             0.00%                  2.00%
11/12/02          -22.48%             0.00%                  2.00%
11/19/02          -21.52%             0.00%                  2.00%
11/26/02          -20.54%             0.00%                  1.00%
12/3/02           -19.57%             0.00%                  1.00%
12/10/02          -20.43%             0.00%                  1.00%
12/17/02          -20.99%             0.00%                  1.00%
12/24/02          -22.03%             0.00%                  1.00%
12/31/02          -23.36%             0.00%                  1.00%
1/7/03            -20.44%             0.00%                  1.00%
1/14/03           -18.71%             0.00%                  1.00%
1/21/03           -20.69%             0.00%                  1.00%
1/28/03           -21.99%             0.00%                  1.00%
2/4/03            -22.18%             0.00%                  1.00%
2/11/03           -25.12%             0.00%                  1.00%
2/18/03           -21.43%             0.00%                  1.00%
2/25/03           -24.41%             0.00%                  1.00%
3/4/03            -28.28%             0.00%                  1.00%
3/11/03           -31.30%             0.00%                  1.00%
3/18/03           -25.96%             0.00%                  1.00%
3/25/03           -23.16%             0.00%                  1.00%
4/1/03            -24.48%             0.00%                  1.00%
4/8/03            -21.42%             0.00%                  1.00%
4/15/03           -21.05%             0.00%                  1.00%
4/22/03           -17.22%             0.00%                  1.00%
4/29/03           -14.77%             0.00%                  1.00%
5/6/03            -10.96%             0.00%                  1.00%
5/13/03           -14.12%             0.00%                  1.00%
5/20/03           -14.83%             0.00%                  1.00%
5/27/03           -11.45%             0.00%                  1.00%
6/3/03             -6.64%             0.00%                  1.00%
6/10/03            -2.83%             0.00%                  1.00%
6/17/03            -2.45%             0.00%                  1.00%
6/24/03             0.74%             0.74%                  1.43%
7/1/03              3.60%             3.60%                  2.15%
7/8/03              5.77%             5.77%                  2.69%
7/15/03            11.04%             6.00%                  4.01%
7/22/03            23.86%             6.00%                  6.00%
7/29/03             9.58%             6.00%                  3.64%
8/5/03             12.32%             6.00%                  4.33%
8/12/03            12.00%             6.00%                  4.25%
8/19/03             6.92%             6.00%                  2.98%
8/26/03             6.62%             6.00%                  2.90%
9/2/03             16.39%             6.00%                  5.34%
9/9/03             12.48%             6.00%                  4.37%
9/16/03            17.83%             6.00%                  5.70%
9/23/03            25.60%             6.00%                  6.00%
9/30/03            17.45%             6.00%                  5.61%
10/7/03            30.14%             6.00%                  6.00%
10/14/03           19.08%             6.00%                  6.00%
10/21/03           17.51%             5.00%                  5.00%
10/28/03           18.66%             5.00%                  5.00%
11/4/03            15.06%             5.00%                  5.00%
11/11/03           18.53%             5.00%                  5.00%
11/18/03           15.32%             5.00%                  5.00%
11/25/03           15.39%             5.00%                  5.00%
12/2/03            15.84%             5.00%                  5.00%
12/9/03            17.21%             5.00%                  5.00%
12/16/03           19.06%             5.00%                  5.00%
12/23/03           22.80%             5.00%                  5.00%
12/30/03           26.12%             5.00%                  5.00%
1/6/04             21.75%             5.00%                  5.00%
1/13/04            20.34%             5.00%                  5.00%
1/20/04            28.29%             5.00%                  5.00%
1/27/04            33.25%             5.00%                  5.00%
2/3/04             33.93%             5.00%                  5.00%
2/10/04            38.14%             5.00%                  5.00%
2/17/04            35.92%             5.00%                  5.00%
2/24/04            35.83%             5.00%                  5.00%

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


--------------------------------------------------------------------------------
10p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                 minus
Term beginning value of S&P 500 Index         divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:
Term ending value of S&P 500 Index                           940
Term beginning value of S&P 500 Index                        900
Maximum return                                                5%
Minimum return                                             1.00%
Partial participation rate                                   25%


              940   Term ending value of S&P 500 Index
minus         900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals         40   Difference between beginning and ending values

               40   Difference between beginning and ending values
divided by    900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals      4.44%   Percent increase -- full participation return

            4.44%   Percent increase or decrease
times         25%   Partial participation rate
--------------------------------------------------------------------------------
equals      1.11%
plus        1.00%   Minimum interest rate
--------------------------------------------------------------------------------
equals      2.11%   Partial participation rate
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

--------------------------------------------------------------------------------
11p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

 Start of term      Maximum annual return    Partial participation minimum rate
 Jan. 24, 1990            18.00%                           5.00%
 Feb. 5, 1992             18.00                            4.00
 May 13, 1992             15.00                            4.00
 Sept. 9, 1992            12.00                            3.00
 Nov. 11, 1992            10.00                            2.50
 Nov. 2, 1994             10.00                            2.75
 April 26, 1995           12.00                            3.50
 Jan. 17, 1996            10.00                            3.25
 Feb. 26, 1997            10.00                            3.00
 May 7, 1997              10.00                            2.75
 Oct. 8, 1997             10.00                            2.50
 Dec. 16 1998              9.00                            2.50
 Feb. 2, 2000             10.00                            2.50
 June 14, 2000            11.00                            2.75
 Aug. 16, 2000            10.00                            2.75
 Jan. 31, 2001             9.00                            2.50
 Sept. 12, 2001            8.00                            2.50
 Nov. 7, 2001              8.00                            2.00
 Nov. 28, 2001             6.00                            1.00
 June 26, 2002             6.00                            1.25
 Oct. 23, 2002             5.00                            1.25
 Feb. 19, 2003             5.00                            1.00

--------------------------------------------------------------------------------
12p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Examples

To help you understand the way the Certificates work, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect a Certificate's return. Assume for all examples that:

o    you purchased a Certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 1.00%,

o    the maximum return for full and partial participation is 5%.

1. If the S&P 500 Index value rises

       Week 1/Wed                                             Week 52/Tues
         S&P 500                                                 S&P 500
       Index 1,000     4% increase in the S&P 500 Index        Index 1,040
-------------------------------------------------------------------------------------------------------
Full participation interest                       Partial participation interest and minimum interest
    $10,000 Original investment                   $10,000  Original investment
    +   400 4% x $10,000                          +   100  1.00% (Minimum interest rate) x $10,000
            Participation interest                +   100  25% x 4% x $10,000 Participation interest
    -------                                       -------
    $10,400 Ending balance                        $10,200  Ending balance
            (4% Total return)                              (2.00% Total return)
-------------------------------------------------------------------------------------------------------

2. If the Market and the S&P 500 Index value fall

       Week 1/Wed                                             Week 52/Tues
         S&P 500                                                 S&P 500
       Index 1,000     4% decrease in the S&P 500 Index         Index 961
-------------------------------------------------------------------------------------------------------
Full participation interest                       Partial participation interest and minimum interest
    $10,000 Original investment                   $10,000  Original investment
    +     0 Participation interest                +   100  1.00% (Minimum interest rate) x $10,000
    -------
    $10,000 Ending balance                        +     0  Participation interest
                                                  -------
            (0% Total return)                     $10,100  Ending balance
                                                           (1.00% Total return)
-------------------------------------------------------------------------------------------------------

3. If the Market and the S&P 500 Index value rise above the maximum return

       Week 1/Wed                                             Week 52/Tues
         S&P 500                                                 S&P 500
       Index 1,000     10% increase in the S&P 500 Index       Index 1,100
-------------------------------------------------------------------------------------------------------
Full participation interest                       Partial participation interest and minimum interest
    $10,000 Original investment                   $10,000  Original investment
    +   500 5% x $10,000                          +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                      +   250  25% x 10% x $10,000 Participation interest
    -------                                       -------
    $10,500 Ending balance                        $10,350  Ending balance
            (5% Total return)                              (3.50% Total return)
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
13p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. AECC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by AECC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to AECC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to AECC or the certificate. S&P has no obligation to take the needs of AECC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by AECC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

--------------------------------------------------------------------------------
14p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

OPPORTUNITIES AT THE END OF A TERM

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o  change your interest selection,

o  add money to your certificate,

o  change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o  or receive your interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

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15p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this wait, for example by using a certified check, please call AECSC at the telephone number listed on the back cover.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

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16p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

TWO WAYS TO MAKE INVESTMENTS

1 By mail

Send your check, by regular or express mail, along with your name and account number to:

American Express
Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

2 By wire

For investment into an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs AECC incurs, will be returned promptly.

o  Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o  Wire   investments   must  be  received  and  accepted  in  the   Minneapolis
   headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two Ways to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

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17p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans: Special Policies."

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                         $10,000
Interest (interest is credited at the end of the term)        0
Withdrawal of principal                                  (2,000)
2% withdrawal penalty                                       (40)
------------------------------------------------------------------
Balance after withdrawal                                $ 7,960
==================================================================

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest
Account balance                                       $10,000
Interest credited to date                                 100
Withdrawal of credited interest                          (100)
Withdrawal of principal                                (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)     (38)
------------------------------------------------------------------
Balance after withdrawal                              $ 8,062
==================================================================

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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18p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

TWO WAYS TO REQUEST A WITHDRAWAL OR TRANSFER

1 By phone

o    Call AECSC at the telephone numbers listed on the back cover.

o    Maximum telephone withdrawal request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing AECSC.

2 By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474
Written requests are required for:

o    Withdrawals over $100,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

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19p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

THREE WAYS TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

1 By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2 By wire

o    Minimum wire amount: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3 By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

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20p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

RETIREMENT PLANS: SPECIAL POLICIES

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a custodial or trusteed retirement plan (including a Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the plan document or as otherwise provided in the plan document.

o The annual custodial fee for non-401(k) qualified retirement plans or IRA's may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for qualified retirement plan or IRA certificate accounts for your required minimum distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

TRANSFER OF OWNERSHIP

While this certificate is not negotiable, AECC will transfer ownership upon written notification to AECSC. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call AECSC at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

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21p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Taxes on Your Earnings


Each calendar year we provide certificate owners and the IRS with reports of all interest of $10 and above credited to their accounts on Form 1099-INT, "Interest Income." Withdrawals are reported to certificate owners and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions." We also provide information on participation and minimum interest on certificates when credited to owners' accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner will be based on the method of accounting that the owner uses in general to report income.


Under IRS regulations governing the tax treatment of debt instruments such as the American Express Stock Market Certificate, which provide for variable rates of interest, the certificate is treated as either a variable rate debt instrument (VRDI) or a contingent debt instrument (CDI). We believe there is a sound basis under these regulations to treat and report the certfiicate as a VRDI. As a VRDI, full participation interest or partial participation together with minimum interest on the certificate would generally be treated as qualified stated interest that accrues over each term. However, there can be no guarantee that the certificate will not be treated as a CDI since, among other items, the regulations do not address an instrument with all the features of the certificate. If treated as CDI, interest would generally be taken into account for each term under a "noncontingent bond method," under which an owner would have taxable income to report under the rules similar to those for accruing original issue discount. For cash-basis owners, this could result in income having to be reported in advance of interest being credited to their accounts. There also could be differences in the character of income reported if the certificate were classified as a CDI rather than a VRDI.

The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, or try to cover all tax consequences arising from the ownership of a certificate, and it is possible that changes in tax laws or interpretations may result in changes to the above descriptions. As always, before purchasing an American Express Stock Market Certificate, you should consult your own tax advisor as to all tax consequences of ownership of the certificate.


RETIREMENT ACCOUNTS

If this certificate is held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

Income Tax Withholding: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect to not have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k) or 403(b), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA.

Tax Penalties: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 59 1/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.


--------------------------------------------------------------------------------
22p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

This certificate may not be available for all types of retirement accounts.

GIFTS TO MINORS


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,600 for the year 2004 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.


If you don't provide and certify the correct TIN, you could be subject to backup withholding of 28% of your interest earnings. You could also be subject to further penalties, such as:


o  a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o  criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.


How to Determine the Correct TIN
---------------------------------------------- ----------------------------------------------------
For this type of account:                      Use the Social Security or Employer Identification
                                               Number of:
---------------------------------------------- ----------------------------------------------------
Individual or joint account                    The individual or one of the owners listed on the
                                               joint account
---------------------------------------------- ----------------------------------------------------
Custodian account of a minor  (Uniform         The minor
Gifts/Transfers to Minors Act)
---------------------------------------------- ----------------------------------------------------
A revocable living trust                       The grantor-trustee (the person who puts the money
                                               into the trust)
---------------------------------------------- ----------------------------------------------------
An irrevocable trust,  pension trust or estate The legal  entity  (not the  personal  representative  or
                                               trustee,  unless no legal  entity
                                               is   designated  in  the  account
                                               title)
---------------------------------------------- ----------------------------------------------------
Sole proprietorship or single-owner LLC        The owner
---------------------------------------------- ----------------------------------------------------
Partnership or multi-member LLC                The partnership
---------------------------------------------- ----------------------------------------------------
Corporate or LLC electing corporate status     The corporation
on  Form 8837
---------------------------------------------- ----------------------------------------------------
Association, club or tax-exempt organization   The organization
---------------------------------------------- ----------------------------------------------------

For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at www.irs.gov.

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23p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

FOREIGN INVESTORS

Also, the U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Tax treatment of your investment: Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied AECC with one of the Forms W-8. If the certificate is treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) AECC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a
reduced  rate  of,  or  exemption  from,   withholding.   (Foreign   persons  or
organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

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24p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This  form  should  be  completed  by  any  foreign  government,   international
organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.

Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If AECC receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.


Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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25p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY AECC


AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.2 billion and a net worth in excess of $323 million on Dec. 31, 2003.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2003, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $142.2 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written

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26p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS
informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2003:


Type of investment                             Net amount invested


Government agency bonds                                53%
Corporate and other bonds                              34
Mortgage loans and other loans                         10
Cash and cash equivalents                               1
Preferred stocks                                        1
Structured investments                                  1

As of Dec. 31, 2003 about 96% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2003 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will

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27p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS
not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2003, AECC held about 4% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

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

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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

How Your Money Is Managed

RELATIONSHIP BETWEEN AECC AND AMERICAN EXPRESS FINANCIAL CORPORATION

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R)Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

AECC has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2003, AECC had issued (in face amount) $772,079,620 of installment certificates and $2,468,179,643 of single payment certificates. As of Dec. 31, 2003, AECC had issued (in face amount) $14,940,140,606 of installment certificates and $27,649,838,539 of single payment certificates since its inception in 1941.


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30p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                             Percentage of total book value

First $250 million                                      0.750%
Next $250 million                                       0.650
Next $250 million                                       0.550
Next $250 million                                       0.500
Any amount over $1 billion                              0.107

Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee for the past three years

Year         Total fees               Percentage of included assets

2001        $10,436,023                            23%
2002          9,979,742                            23
2003          9,248,275                            24

Estimated advisory and services fees for 2004 are $10,533,000.


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

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:

o  costs incurred by us in connection with real estate and mortgages;

o  taxes;

o  depository and custodian fees;

o  brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o  fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o  expenses of customer settlements not attributable to sales function.

DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o 0.90% of the initial investment on the first day of the certificate's term, and

o  0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors Inc., but not for certificates sold through Securities America, Inc. (SAI) or American Express Bank International (AEBI).

This fee is not assessed to your certificate account.

For certificates paying a special promotional rate American Express Financial Advisors Inc. waives its distribution fee and the selling agents waive their commissions, fees and other compensation, unless a requirement for the special promotional rate is a minimum investment of $100,000. If a special promotional rate is available for Stock Market Certificate, the minimum investment in any Stock Market Certificate purchased will be $100,000.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,209,889 during the year ended Dec. 31, 2003. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $27,725,000 during 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or AECC, approved these distribution agreements.

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

SELLING AGENT AGREEMENT

AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Financial Advisors Inc., American Express Bank International (AEBI) receives compensation for its services as a selling agent for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.


AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2003, AEBI had total assets of $969 million and total equity of $155 million.


Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

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

TRANSFER AGENT

Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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

DIRECTORS AND OFFICERS

AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $72,289 during 2003 to directors not employed by AEFC.

Independent Board Members*

Name, address, age              Position held with   Principal            Other               Committee
                                Registrant and       occupations          directorships       memberships
                                length of service    during past five
                                                     years
------------------------------- -------------------- -------------------- ------------------- --------------------
Karen M. Bohn                   Board member         President and        Alerus Financial    Audit
6620 Iroquois Trail             since 2002           CEO,  Galeo Group    Corp., Ottertail
Edina, MN 55439                                      LLC;  Independent    Corporation,
Born in 1953                                         business             American Express
                                                     consultant           Bank, FSB
------------------------------- -------------------- -------------------- ------------------- --------------------
Rodney P. Burwell               Board member         Chairman, Xerxes     TCF Financial       Audit,  Dividend
7901 Xerxes Avenue South        since 1999           Corporation
Suite 201                                            (fiberglass
Bloomington, MN 55431                                storage tanks)
Born in 1939
------------------------------- -------------------- -------------------- ------------------- --------------------
Jean B. Keffeler                Board member         Retired business                         Audit
P.O. Box 1377                   since 1999           executive
Livingston, MT 59047
Born in 1945
------------------------------- -------------------- -------------------- ------------------- --------------------
Thomas R. McBurney              Board member         President,           The Valspar         Audit,  Dividend
4900 IDS Center                 since 1999           McBurney             Corporation
80 South Eighth Street                               Management Advisors  (paints)
Minneapolis, MN 55402
Born in 1938
------------------------------- -------------------- -------------------- ------------------- --------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Series Fund, Inc., IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.



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35p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Board Members Affiliated with American Express Certificate Company**

Name,  address,  age            Position held with   Principal            Other               Committee
                                Registrant and       occupations          directorships       memberships
                                length of service    during past five
                                                     years
------------------------------- -------------------- -------------------- ------------------- --------------------
Kent M. Bergene                 Board member         Vice President -
435 AXP Financial Center        since 2001           Products Group  of
Minneapolis, MN 55474                                AEFC, since 2001;
Born in 1958                                         Director -
                                                     Variable Annuity
                                                     Products,
                                                     1998-2001
------------------------------- -------------------- -------------------- ------------------- --------------------
Walter S. Berman                Board member         Executive Vice
50115 AXP Financial Center      since 2002 and       President and
Minneapolis, MN 55474           Treasurer since      Corporate
Born in 1942                    2003                 Treasurer -
                                                     American Express
                                                     Company (AMEX) since
                                                     2002. Chief
                                                     Financial Officer -
                                                     AEFA since 2001.
                                                     Various senior
                                                     financial positions
                                                     including Treasurer
                                                     of IBM, at other
                                                     companies from
                                                     1996 to 2001
------------------------------- -------------------- -------------------- ------------------- --------------------
Paula R. Meyer                  Board member and     Senior Vice                              Dividend,
596 AXP Financial Center        President since      President and                            Investment
Minneapolis, MN 55474           1998                 General Manager -
Born in 1954                                         Mutual Funds,
                                                     AEFC, since 2002; Vice
                                                     President and Managing
                                                     Director - American Express
                                                     Funds, AEFC, 2000-2002;
                                                     Vice President, AEFC,
                                                     1998-2000
------------------------------- -------------------- -------------------- ------------------- --------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.


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36p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Executive Officers

Name,  address,  age            Position held with   Principal occupations  during       Other               Committee
                                Registrant and       past five years                     directorships       memberships
                                length of service
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Paula R. Meyer                  Board member and     Senior Vice President and General                       Dividend,
596 AXP Financial Center        President since      Manager - Mutual Funds, AEFC,                           Investment
Minneapolis, MN 55474           1998                 since 2002; Vice President and
Born in 1954                                         Managing Director - American
                                                     Express Funds, AEFC, 2000-2002;
                                                     Vice President, AEFC, 1998-2000
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Brian J. McGrane                Vice President and   Vice President - Lead Financial
807 AXP Financial Center        Chief Financial      Officer - Asset Management
Minneapolis, MN 55474           Officer since 2003   Businesses, AEFC, since 2003;
Born in 1971                                         Vice President - Lead Financial
                                                     Officer - Institutional and
                                                     Brokerage, AEFC, 2002-2003;
                                                     Vice President - Lead
                                                     Financial Officer - US
                                                     Brokerage, AEFC, 2001-2002;
                                                     Director, Financial
                                                     Standards and Accounting
                                                     Policy - AEFC, 1999-2001
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Jeryl A. Millner                Vice President and   Vice President and Lead Financial
50807 AXP Financial Center      Controller since     Officer, Insurance, Annuities and
Minneapolis, MN 55474           2003                 Certificates of AEFC, since 2003;
Born in 1959                                         ING Group, Second Vice President,
                                                     Controller - U.S. Life Group,
                                                     2000-2002; ReliaStar Financial
                                                     Corp., Second Vice President,
                                                     Controller - ReliaStar Life and
                                                     Annuity, 1999-2000; ReliaStar
                                                     Financial Corp., Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer - Northern Life Ins.
                                                     Co., 1998-1999
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Walter S. Berman                Board member         Executive Vice President and
50115 AXP Financial Center      since 2002 and       Corporate Treasurer -  American
Minneapolis, MN 55474           Treasurer since      Express Company (AMEX) since
Born in 1942                    2003                 2002. Chief  Financial Officer -
                                                     AEFA since 2001. Various senior
                                                     financial positions including
                                                     Treasurer of IBM, at other
                                                     companies from 1996 to 2001
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Lorraine R. Hart                Vice President -     Vice President - Investments                            Investment
53643 AXP Financial Center      Investments          Administration Officer, AEFC,
Minneapolis, MN 55474                                since 2003; Vice President -
Born in 1951                                         Insurance Investments, AEFC,
                                                     1989-2003
------------------------------- -------------------- ----------------------------------- ------------------- --------------------


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37p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Executive Officers (continued)

Name,  address,  age            Position held with   Principal occupations  during       Other               Committee
                                Registrant and       past five years                     directorships       memberships
                                length of service
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
Michelle M. Keeley              Vice President -     Senior Vice President - Fixed                           Investment
257 AXP Financial Center        Investments  since   Income, AEFC, since 2002;
Minneapolis, MN 55474           2003                 Managing Director, Zurich Global
Born in 1964                                         Assets, 2000-2002; Managing
                                                     Director, Zurich Scudder
                                                     Investments, 1999-2000
------------------------------- -------------------- ----------------------------------- ------------------- --------------------
H. Bernt von Ohlen              Vice President,      Vice President and Group Counsel,
50607 AXP Financial Center      General Counsel,     AEFC, since 2000; Partner,
Minneapolis, MN 55474           and Secretary        D'Ancona & Pflaum LLC,
Born in 1946                    since September      1999-2000; Counsel, Heartland
                                2002                 Group, Inc., 1998-1999
------------------------------- -------------------- ----------------------------------- ------------------- --------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at December 31, 2003 and 2002 and for each of the years in the three-year period ended Dec. 31, 2003, as set forth in their report. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


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38p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

AMERICAN EXPRESS CERTIFICATES

Other certificates issued by AECC: Your American Express financial advisor can give you more information on five other certificates issued by AECC. These certificates offer a wide range of investment terms and features.

American Express Cash Reserve Certificate -- A single payment certificate that permits additional investments on which AECC guarantees interest in advance for a three-month term.

American Express Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which AECC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

American Express Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

American Express Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

American Express Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with AECC's guarantee of principal for large investments of $250,000 to $5 million.

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39p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.


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40p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended December 31, (Thousands)                    2003          2002            2001           2000            1999
Statements of Operations Data(a)
Investment income                                   $  264,238    $  221,151       $  204,345     $  222,535     $  221,426
Investment expenses                                     44,417        43,626           44,050         43,952         44,317
----------------------------------------------------------------------------------------------------------------------------
Net investment income before provision
   for certificate reserves and
   income tax (expense) benefit                        219,821       177,525          160,295        178,583        177,109
Net provision for certificate reserves                 141,483       100,252          155,387        155,461        138,555
----------------------------------------------------------------------------------------------------------------------------
Net investment income before
   income tax (expense) benefit                         78,338        77,273            4,908         23,122         38,554
Income tax (expense) benefit                           (27,296)      (24,866)           3,348            (14)        (4,615)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                                   51,042        52,407            8,256         23,108         33,939
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   in securities of unaffiliated issuers
   before income taxes                                   2,944        (9,899)         (92,375)       (10,110)         1,250
Income tax (expense) benefit                            (1,031)        3,631           32,331          3,539           (437)
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                  1,913        (6,268)         (60,044)        (6,571)           813
Net income -- wholly-owned subsidiary                       --            --               --             --              4
Cumulative effect of accounting change                      --            --             (397)            --             --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                   $   52,955    $   46,139       $  (52,185)    $   16,537     $   34,756
----------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared
                                                    $       --    $       --       $       --     $    5,000     $   40,000
Capital Dividends Declared
                                                            --            --          166,906             --             --
(Return of capital to) contributions from AEFC
                                                       (50,000)      (10,000)         240,000             --             --
Balance Sheet Data(a)
Total assets                                        $5,255,592    $5,199,769       $4,642,734     $4,043,806     $3,771,411
Certificate loans                                   $   15,606    $   18,614       $   21,807     $   25,547     $   28,895
Certificate reserves                                $4,787,817    $4,493,372       $4,159,926     $3,831,059     $3,536,659
Shareholder's equity                                $  323,213    $  359,389       $  263,005     $  166,514     $  141,702
----------------------------------------------------------------------------------------------------------------------------

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.



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41p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows accounting principles generally accepted in the United States (GAAP).

Net income increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision expense for certificate reserves. In 2002, the net income was significantly higher than 2001. The 2001 results included net pre-tax realized losses on investments of ($92.4 million), primarily due to a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities.

Investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products. Investment income for 2002 was $16.8 million or 8.2 percent higher than 2001 as a result of higher levels of invested assets and lower losses on interest rate swap agreements in 2002.

The favorable impact on investment income from the equity index options was largely offset by the increase in provision expenses for certificate reserves. Provision for certificate reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 this year versus depreciation last year, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio. The 2002 provision for certificate reserves was significantly lower than 2001 as a result of lower client interest crediting rates, partially offset by an increase in certificate reserves during 2002.

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million and $23.4 million for the years ended December 31, 2003 and 2002, respectively. Gross realized losses on sales were ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($36.0 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003 and 2002, respectively. In 2001, gross realized gains on sales of securities classified as Available-for-Sale were $20.7 million while gross realized losses on sales of securities classified as Available-for-Sale were ($83.9 million). AECC also recognized other-than-temporary impairment losses on Available-for-Sale securities of ($27.9 million) in 2001.


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42p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2003, AECC had net unrealized pretax gains on Available-for-Sale securities of $74.0 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. Fair value is generally based on quoted market prices. As of December 31, 2003, there were $19 million in gross unrealized losses that related to $1.5 billion of securities based on fair values, of which only $30 million has been in a continuous unrealized loss position for twelve months or more. AECC does not believe that the unrealized loss on any individual security at December 31, 2003 represents an other-than-temporary impairment, and AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost.

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $2.6 billion for the year ended December 31, 2003 compared to $2.0 billion for the year ended December 31, 2002. Certificate maturities and cash surrenders totaled $2.4 billion for the year ended December 31, 2003, compared to $1.8 billion and $1.7 billion for the years ended December 31, 2002 and 2001, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. In view of the continued uncertainty in the investment markets, AECC continues to invest in securities that provide for more immediate, periodic interest and principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. In addition, AECC enters into interest rate swap contracts that effectively lengthen the interest crediting rate reset interval on certificate products. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.


--------------------------------------------------------------------------------
43p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate product owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2003, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $4.5 billion. Based on amortized costs, fixed maturity securities comprise 90 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities, and to a lesser extent, corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications and media, and transportation. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $50 million and $10 million during 2003 and 2002, respectively. During the fourth quarter of 2001, AECC paid a $167 million capital dividend to AEFC by transferring at book value certain collateralized debt obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, and during 2001, AECC received $240 million in cash as capital contributions from AEFC.

Cash used in investing activities was $448.7 million and $265.5 million in 2003 and 2002, respectively. This change was primarily due to decreased amounts due to brokers in 2003, while in 2002, amounts due to brokers increased, and an increase in purchases of Available-for-Sale securities and other investments, partially offset by an increase in sales and maturities of such securities.

Cash provided by financing activities was $246.8 million and $332.7 million in 2003 and 2002, respectively. This decrease primarily resulted from a decrease in net certificate inflows of $45.8 million together with an increase of $40 million of combined return of capital payments to AEFC.

Impact of Recent Market-Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.


--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in intermediate-term and long-term fixed maturity securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. AEFC holds regularly scheduled investment committee meetings, which is comprised of senior business managers, to review models projecting various interest rate scenarios and risk/return measures and their effect on the profitability of AECC. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". At December 31, 2003, AECC had $900 million notional of interest rate swaps expiring at various dates from January 2004 through February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations. The recent appreciation in the S&P 500 caused a relatively substantial increase in AECC's provision expense for certificate reserves, which was effectively offset by an increase in net pre-tax gains on equity index options.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges,


--------------------------------------------------------------------------------
45p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS
cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2003 and 2002, would be $11.8 million and $0.6 million for 2003 and 2002, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on AECC's annual pretax income related as of December 31, 2003 and 2002, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2003 and 2002, was 5.4 percent and 5.5 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which was $27 million at December 31, 2003.


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46p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues; AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


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47p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

AMERICAN EXPRESS CERTIFICATE COMPANY
RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with accounting principles generally accepted in the United States; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


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48p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE -- PROSPECTUS

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Ernst & Young LLP Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS

AMERICAN EXPRESS CERTIFICATE COMPANY:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2003 and 2002, by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Yound LLP

Minneapolis, Minnesota

January 26, 2004

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31, (Thousands, except share amount)                     2003           2002
Assets
Qualified Assets (Note 2)
Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                  $   25,099     $  240,323
   Available-for-Sale securities                               4,509,726      4,389,396
   First mortgage loans on real estate and other loans           469,309        452,243
   Certificate loans -- secured by certificate reserves           15,606         18,614
----------------------------------------------------------------------------------------
Total investments                                              5,019,740      5,100,576
----------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                         36,007         34,114
   Investment securities sold                                      7,946         24,170
----------------------------------------------------------------------------------------
Total receivables                                                 43,953         58,284
----------------------------------------------------------------------------------------
Equity index options (Note 9)                                    153,162         34,403
----------------------------------------------------------------------------------------
Total qualified assets                                         5,216,855      5,193,263
----------------------------------------------------------------------------------------
Other Assets
Due from AEFC for federal income taxes                            22,963             --
Deferred taxes, net (Note 8)                                       9,321             --
Deferred distribution fees and other                               6,453          6,506
----------------------------------------------------------------------------------------
Total other assets                                                38,737          6,506
----------------------------------------------------------------------------------------
Total assets                                                  $5,255,592     $5,199,769
========================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31, (Thousands, except share amount)                                2003         2002
Liabilities and Shareholder's Equity
Liabilities
Certificate Reserves (Note 5):
   Installment certificates:
      Reserves to mature                                                  $  146,052   $  168,957
      Additional credits and accrued interest                                  3,514        3,988
      Advance payments and accrued interest                                      499          564
      Other                                                                       32           34
   Fully paid certificates:
      Reserves to mature                                                   4,573,514    4,277,348
      Additional credits and accrued interest                                 64,114       42,311
   Due to unlocated certificate holders                                           92          170
--------------------------------------------------------------------------------------------------
Total certificate reserves                                                 4,787,817    4,493,372
--------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                          880          887
   Due to AEFC for federal income taxes                                           --        3,908
   Due to other affiliates (Note 7)                                              560          690
   Deferred taxes, net (Note 8)                                                   --       29,556
   Payable for investment securities purchased                                 9,173      263,658
   Equity index options and other liabilities (Note 9)                       133,949       48,309
--------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                               144,562      347,008
--------------------------------------------------------------------------------------------------
Total liabilities                                                          4,932,379    4,840,380
--------------------------------------------------------------------------------------------------
Commitments (Note 4)
--------------------------------------------------------------------------------------------------
Shareholder's Equity (Note 6)
Common stock, $10 par -- authorized and issued 150,000 shares                  1,500        1,500
Additional paid-in capital                                                   323,844      373,844
Retained earnings (accumulated deficits):
   Appropriated for pre-declared additional credits and interest                 184          811
   Appropriated for additional interest on advance payments                       15           15
   Unappropriated                                                            (46,556)    (100,142)
Accumulated other comprehensive income -- net of tax (Note 1)                 44,226       83,361
--------------------------------------------------------------------------------------------------
Total shareholder's equity                                                   323,213      359,389
--------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                $5,255,592   $5,199,769
==================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31, (Thousands)                                              2003         2002          2001
Investment Income
Interest income from unaffiliated investments:
   Available-for-Sale securities                                                $204,932     $227,609      $214,534
   Mortgage loans on real estate and other loans                                  27,093       27,719        25,133
   Certificate loans                                                                 933        1,095         1,293
Dividends                                                                          5,074        9,949        19,986
Equity index options (Note 9)                                                     29,538      (36,421)      (39,510)
Interest rate swap agreements (Note 9)                                            (5,301)      (9,780)      (17,616)
Other                                                                              1,969          980           525
--------------------------------------------------------------------------------------------------------------------
Total investment income                                                          264,238      221,151       204,345
--------------------------------------------------------------------------------------------------------------------
Investment Expenses
AEFC and affiliated company fees (Note 7):
   Distribution                                                                   29,731       29,762        30,924
   Investment advisory and services                                               10,436        9,980         9,248
   Transfer agent                                                                  3,378        3,203         3,161
   Depository                                                                        349          321           285
Other                                                                                523          360           432
--------------------------------------------------------------------------------------------------------------------
Total investment expenses                                                         44,417       43,626        44,050
--------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves
   and income tax (expense) benefit                                             $219,821     $177,525      $160,295
--------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31, (Thousands)                                                2003         2002          2001
Provision for Certificate Reserves (Note 5)
According to the terms of the certificates:
   Provision for certificate reserves                                           $  6,043     $  7,888      $ 10,321
   Interest on additional credits                                                    425          543           597
   Interest on advance payments                                                       17           19            34
Additional credits/interest authorized by AECC:
   On fully paid certificates                                                    132,975       88,201       138,020
   On installment certificates                                                     3,379        4,757         7,559
--------------------------------------------------------------------------------------------------------------------
Total provision for certificate reserves before reserve recoveries               142,839      101,408       156,531
Reserve recoveries from terminations prior to maturity                            (1,356)      (1,156)       (1,144)
--------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                           141,483      100,252       155,387
--------------------------------------------------------------------------------------------------------------------
Net investment income before income tax (expense) benefit                         78,338       77,273         4,908
Income tax (expense) benefit (Note 8)                                            (27,296)     (24,866)        3,348
--------------------------------------------------------------------------------------------------------------------
Net investment income                                                             51,042       52,407         8,256
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   Securities of unaffiliated issuers before
     income tax (expense) benefit                                                  2,944       (9,899)      (92,375)
   Income tax (expense) benefit (Note 8)                                          (1,031)       3,631        32,331
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                            1,913       (6,268)      (60,044)
--------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                                --           --          (397)
--------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $ 52,955     $ 46,139      $(52,185)
====================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31, (Thousands)                                              2003            2002          2001
Cash Flows from Operating Activities
Net income (loss)                                                            $    52,955     $    46,139  $    (52,185)
Adjustments to reconcile net income (loss) to net
   cash (used in)provided by operating activities:
   Cumulative effect of accounting change, net of tax (Note 1)                        --              --           397
   Interest income added to certificate loans                                       (630)           (738)         (820)
   Amortization of premiums/discounts -- net                                      14,907          (2,426)       (1,483)
   Provision for deferred federal income taxes                                   (38,877)         (3,288)       (9,793)
   Net deferred distribution fees (amortized)                                       (479)          1,802         1,525
   Net realized (gain) loss on equity index options                              (29,538)         36,421        39,510
   Net realized (gain) loss on investments                                        (2,944)          9,899        92,375
   (Increase) decrease in dividends and interest receivable                       (1,893)          4,184         9,603
   Other assets and liabilities, net                                              (6,856)         (6,004)      (17,564)
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                              (13,355)         85,989        61,565
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Available-for-Sale investments:
   Sales                                                                       1,132,131         887,194       989,738
   Maturities and redemptions                                                  1,305,953       1,111,493       704,877
   Purchases                                                                  (2,626,239)     (2,228,071)   (2,435,973)
Other investments:
   Sales                                                                          81,736          11,166            --
   Maturities and redemptions                                                     77,022          88,437        30,307
   Purchases                                                                    (182,293)       (234,070)      (54,927)
Certificate loans:
   Payments                                                                        2,805           2,919         3,127
   Fundings                                                                       (1,553)         (2,085)       (2,830)
Changes in amounts due to and from brokers, net                                 (238,262)         97,482       141,131
-----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                           (448,700)       (265,535)     (624,550)
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Payments from certificate owners                                               2,571,209       2,031,414     1,919,769
Net provision for certificate reserves                                           141,483         100,252       155,387
Certificate maturities and cash surrenders                                    (2,415,861)     (1,788,995)   (1,734,742)
Proceeds from repurchase agreements                                              337,600              --           500
Payments under repurchase agreements                                            (337,600)             --          (500)
(Return of capital to) contribution from AEFC                                    (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        246,831         332,671       580,414
-----------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                            (215,224)        153,125        17,429
Cash and cash equivalents at beginning of year                                   240,323          87,198        69,769
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                     $    25,099     $   240,323   $    87,198
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31, (Thousands)                                               2003            2002          2001
Net income (loss)                                                               $ 52,955        $ 46,139      $(52,185)
-----------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss) income net of tax (Note 1)
Cumulative effect of accounting change (Note 1)                                       --              --        (2,187)
-----------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on Available-for-Sale securities:
   Unrealized holding (losses) gains arising during period                       (52,669)         82,904        19,959
   Income tax benefit (provision)                                                 18,434         (29,016)       (6,986)
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding (losses) gains arising during the period               (34,235)         53,888        12,973
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for (gains) losses
     included in net income (loss)                                                (8,260)          8,142       101,754
   Income tax provision (benefit)                                                  2,891          (2,850)      (35,614)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for (gains) losses
     included in net income (loss)                                                (5,369)          5,292        66,140
-----------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains on Available-for-Sale securities                   (39,604)         59,180        79,113
-----------------------------------------------------------------------------------------------------------------------
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                    (4,579)         (8,141)      (19,683)
   Income tax benefit                                                              1,603           2,849         6,889
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding losses arising during the period                        (2,976)         (5,292)      (12,794)
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for losses included in net income (loss)            5,300           9,780        17,616
   Income tax benefit                                                             (1,855)         (3,423)       (6,166)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for losses
     included in net income (loss)                                                 3,445           6,357        11,450
-----------------------------------------------------------------------------------------------------------------------
Net unrealized gains (losses) on interest rate swaps                                 469           1,065        (1,344)
-----------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                      $ 13,820        $106,384      $ 23,397
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31, (Thousands)                                              2003            2002          2001
Common Stock                                                                   $   1,500       $   1,500     $   1,500
-----------------------------------------------------------------------------------------------------------------------
Additional Paid-in Capital
Balance at beginning of year                                                   $ 373,844       $ 383,844     $ 143,844
(Return of capital to) contribution from Parent                                  (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ 323,844       $ 373,844     $ 383,844
=======================================================================================================================
Retained Earnings
Appropriated for pre-declared additional credits/interest (Note 5)
Balance at beginning of year                                                   $     811       $   1,123     $   2,684
Transferred to unappropriated retained earnings                                     (627)           (312)       (1,561)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $     184       $     811     $   1,123
-----------------------------------------------------------------------------------------------------------------------
Appropriated for additional interest on advance payments                       $      15       $      15     $      15
-----------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)
Balance at beginning of year                                                   $(100,142)      $(146,593)    $  70,937
Net income (loss)                                                                 52,955          46,139       (52,185)
Transferred from appropriated retained earnings                                      627             312         1,561
Other                                                                                  4              --            --
Capital dividends declared                                                            --              --      (166,906)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ (46,556)      $(100,142)    $(146,593)
=======================================================================================================================
Accumulated other comprehensive income -- net of tax (Note 1)
Balance at beginning of year                                                   $  83,361       $  23,116     $ (52,466)
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $  44,226       $  83,361     $  23,116
-----------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                     $ 323,213       $ 359,389     $ 263,005
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2003, AECC offered nine different certificate products to the public with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one to thirty-six months. In addition, three types of certificates have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in detail below. These accounting estimates reflect the best judgment of management and actual results could differ.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in other comprehensive (loss) income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio also contains structured investments of various asset quality, which are not readily marketable. As a result, the carrying values of these structured investments are based on future cash flow projections that require a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

Distribution fees on sales of certain series of certificate products are deferred and amortized over the estimated lives of the related certificates, which is approximately one year and can be up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are reflected in expenses and any related surrender charges are reflected as a reduction to the provision expense for certificate reserves. Products are designed to recover such costs within the surrender charge period.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Federal income taxes

AECC's taxable income (loss) is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which is $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force (EITF) Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments". The disclosure provisions of this rule, which are addressed in Note 3, require tabular presentation of certain information regarding investment securities with gross unrealized losses.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4.8 billion and $4.5 billion at December 31, 2003 and 2002, respectively. AECC reported Qualified Assets of $5.1 billion and $4.8 billion at December 31, 2003 and 2002, respectively, excluding net unrealized pretax appreciation on Available-for-Sale securities of $74 million and $135 million at December 31, 2003 and 2002, respectively, and unsettled investment purchases of $9 million and $264 million at December 31, 2003 and 2002, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                            December 31, 2003
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      162    $      100       $     62
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,004,553    $4,742,572       $261,981
---------------------------------------------------------------------------------------

                                                            December 31, 2002
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      166    $      100       $     66
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,020,340    $4,472,886       $547,454
---------------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2003 and 2002 consisted of securities and other loans having a deposit value of $4.6 billion at both balance sheet dates, mortgage loans on real estate of $331 million and $339 million, respectively, and other investments of $74 million and $73 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $9 million and $264 million at December 31, 2003 and 2002, respectively.

American Express Trust Company is the central depository for AECC. See Note 7.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                         2003
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,605,686        $35,954       $(10,975)    $2,630,665
Corporate debt securities                      1,710,353         53,497         (7,762)     1,756,088
Stated maturity preferred stock                   44,340          1,178            (34)        45,484
Structured Investments                            32,592          1,788             --         34,380
Perpetual preferred stock                         17,782            270             --         18,052
U.S. Government & agency obligations              15,355            350             --         15,705
State and municipal obligations                    9,539              6           (214)         9,331
Common Stock                                          --             21             --             21
-------------------------------------------------------------------------------------------------------
Total                                         $4,435,647        $93,064       $(18,985)    $4,509,726
-------------------------------------------------------------------------------------------------------

                                                                         2002
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,938,348       $ 94,528      $  (1,728)    $3,031,148
Corporate debt securities                      1,172,446         53,394        (15,540)     1,210,300
Stated maturity preferred stock                   82,554          1,876           (383)        84,047
Structured Investments                            33,470          2,175             --         35,645
Perpetual preferred stock                         17,782            266             --         18,048
State and municipal obligations                    9,424            385             --          9,809
U.S. Government & agency obligations                 362             37             --            399
-------------------------------------------------------------------------------------------------------
Total                                         $4,254,386       $152,661       $(17,651)    $4,389,396
-------------------------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2003:

(Thousands)                             Less than 12 months     12 months or more            Total
------------------------------------------------------------------------------------------------------------
Description of                          Fair      Unrealized   Fair    Unrealized     Fair        Unrealized
Securities                              Value       Losses     Value     Losses       Value         Losses
------------------------------------------------------------------------------------------------------------
Corporate debt securities            $  444,318   $ (7,147)   $15,789  $  (615)    $  460,107     $ (7,762)
Mortgage and other
  asset-backed securities             1,006,572     (9,513)    13,742   (1,462)     1,020,314      (10,975)
State and municipal obligations           8,790       (214)        --       --          8,790         (214)
Other                                        --         --        454      (34)           454          (34)
------------------------------------------------------------------------------------------------------------
Total                                $1,459,680   $(16,874)   $29,985  $(2,111)    $1,489,665     $(18,985)
------------------------------------------------------------------------------------------------------------

Approximately 114 investment positions were in an unrealized loss position as of December 31, 2003. The gross unrealized losses on these securities are attributable to a number of factors including changes in interest rates and credit spreads, and specific credit events associated with individual issuers. As part of its ongoing monitoring process, management has concluded that none of these securities are other-than-temporarily impaired at December 31, 2003. AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost. See the Available-for-Sale Investments section of
Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other-than-temporary.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2003 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized       Fair
(Thousands)                                         Cost          Value
---------------------------------------------------------------------------
Due within one year                              $  136,654    $  138,877
Due from one to five years                        1,302,466     1,343,323
Due from five to ten years                          370,043       374,833
Due in more than ten years                            3,016         3,955
---------------------------------------------------------------------------
                                                 $1,812,179    $1,860,988
Mortgage and asset-backed securities              2,605,686     2,630,665
Perpetual preferred stock                            17,782        18,052
Common Stock                                             --            21
---------------------------------------------------------------------------
Total                                            $4,435,647    $4,509,726
---------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2003 and 2002.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million, $23.4 million and $20.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. Gross realized losses on sales were ($2.8 million), ($15.7 million) and ($83.9 million) for the same periods. AECC also recognized losses of ($36 million), ($15.8 million) and ($27.9 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003, 2002 and 2001, respectively.

AECC's net losses in 2001 were primarily composed of a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities. The write-downs of these investments were associated with AECC's decision to reduce the company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

Investments in securities with fixed maturities comprised 90 percent and 85 percent of AECC's total investments at December 31, 2003 and 2002, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                       2003          2002
--------------------------------------------------------------------------------
AAA                                                           60%           69%
AA                                                             2             1
A                                                             16            11
BBB                                                           18            16
Below investment grade                                         4             3
--------------------------------------------------------------------------------
Total                                                        100%          100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 94 percent at December 31, 2003 and 2002, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2003 and 2002, approximately 6 percent and 9 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

At December 31, 2003 and 2002 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, determine fair values of such restricted securities.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below

                                                          2003                         2002
                                               ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
-----------------------------------------------------------------------------------------------------
First mortgage loans on real estate             $337,489       $355,442      $342,147      $366,198
Other loans                                      141,356        138,356       114,319       113,319
Reserve for losses                                (9,536)            --        (4,223)           --
-----------------------------------------------------------------------------------------------------
Net first mortgage and other loans              $469,309       $493,798      $452,243      $479,517
-----------------------------------------------------------------------------------------------------

During the year ended December 31, 2003, AECC held investments in impaired mortgage or other loans totaling $9.9 million. AECC recognized $0.4 million of interest income related to such investments for the year ended December 31, 2003. AECC did not hold any investments in impaired mortgage loans or other loans during 2002 and 2001.

The reserve for loss on mortgage loans and other loans increased to $9.5 million on December 31, 2003, from $4.2 million at December 31, 2002 and $1.9 million at December 31, 2001.

At December 31, 2003 and 2002, approximately 7 percent, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                      2003          2002
--------------------------------------------------------------------------------
South Atlantic                                               18%           18%
West North Central                                           15            15
East North Central                                           12            13
Mountain                                                     10            13
West South Central                                           17            17
Pacific                                                      16            12
New England                                                   7             6
Middle Atlantic                                               5             6
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

Property Type                                               2003          2002
--------------------------------------------------------------------------------
Office buildings                                             42%           41%
Retail/shopping centers                                      23            20
Apartments                                                   10            14
Industrial buildings                                         14            15
Other                                                        11            10
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

At December 31, 2003 and 2002, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $9.8 million and $13.4 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2003 and 2002.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                                  2003
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   11,153         4.00%         .50%
  Without guaranteed rates (a)                    134,899           --          .80%
Additional credits and accrued interest             3,514         3.22%          --
Advance payments and accrued interest (b)             499         3.35%          --
Other                                                  32           --          .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            90,149         3.21%         .01%
  Without guaranteed rates (a) and (c)          4,483,365           --          .53%
Additional credits and accrued interest            64,114         3.05%          --
Due to unlocated certificate holders                   92
-----------------------------------------------------------------------------------------
Total                                          $4,787,817
-----------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

                                                                  2002
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   12,663         3.50%         .50%
  Without guaranteed rates (a)                    156,294           --         1.04%
Additional credits and accrued interest             3,988         3.20%          --
Advance payments and accrued interest (b)             564         3.30%          --
Other                                                  34           --          .18%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            95,941         3.20%         .01%
  Without guaranteed rates (a) and (c)          4,181,407           --          .73%
Additional credits and accrued interest            42,311         3.08%          --
Due to unlocated certificate holders                  170           --           --
-----------------------------------------------------------------------------------------
Total                                          $4,493,372
-----------------------------------------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 30, 2004.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2003 and 2002 was $1.3 million and $1 million, respectively.

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2003 and 2002 were $2.4 million and $3.1 million, respectively.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2003 and 2002 was $184 thousand and $811 thousand, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                          2003                        2002
                                              ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
----------------------------------------------------------------------------------------------------
Reserves with terms of one year or less       $4,322,321     $4,320,182    $4,007,664    $4,005,622
Other                                            465,496        471,427       485,708       497,689
----------------------------------------------------------------------------------------------------
Total certificate reserves                    $4,787,817     $4,791,609    $4,493,372    $4,503,311
Unapplied certificate transactions                 3,499          3,499           801           801
Certificate loans and accrued interest           (15,798)       (15,798)      (18,824)      (18,824)
----------------------------------------------------------------------------------------------------
Total                                         $4,775,518     $4,779,310    $4,475,349    $4,485,288
----------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities, technology support, and treasury services

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of assets of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35 percent.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate, which occurred March 26, 2003 to May 13, 2003.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165 percent of the initial payment on issue date of the certificate and
0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates are paid at a rate of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificates are paid at a rate of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account           5 cents per $1,000 of assets on deposit

Maintenance charge for assets held       50 cents per 1,000 of assets on deposit

Transaction charge                       $20 per transaction

Security loan activity:

   Depositary Trust Company
     receive/deliver                     $20 per transaction

   Physical receive/deliver              $25 per transaction

   Exchange collateral                   $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective January 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to January 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC effectively paid a $167 million dividend to AEFC by transferring at book value certain CDOs. In part, the dividend was paid to allow AEFC to transfer the CDOs and related accrued interest into a securitization trust.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal:
  Current                                                      $(44,777)     $(24,367)     $26,007
  Deferred                                                       17,804         3,288        9,792
----------------------------------------------------------------------------------------------------
                                                                (26,973)      (21,079)      35,799
State                                                            (1,354)         (156)        (120)
----------------------------------------------------------------------------------------------------
Total income tax (expense) benefit                             $(28,327)     $(21,235)     $35,679
----------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit at federal statutory rate        $(28,449)     $(23,581)     $30,752
Dividend exclusion                                                  998         2,462        4,971
Other, net                                                          478            40           76
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit                                  $(26,973)     $(21,079)     $35,799
----------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's deferred tax assets and deferred tax liabilities as of December 31, were:

(Thousands)                                                 2003          2002
--------------------------------------------------------------------------------
Deferred tax assets
Certificate reserves                                      $18,454      $  1,793
Investments                                                34,425        14,649
Purchased/written call options                                 --           689
Other, net                                                    140           245
--------------------------------------------------------------------------------
Total deferred tax assets                                 $53,019      $ 17,376
--------------------------------------------------------------------------------
Deferred tax liabilities
Investment unrealized gains, net                          $23,814      $ 44,720
Deferred distribution fees                                  2,259         2,091
Purchased/written call options                             17,501            --
Other, net                                                    124           121
--------------------------------------------------------------------------------
Total deferred tax liabilities                             43,698        46,932
--------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                     $ 9,321      $(29,556)
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

Net income taxes paid during the years ended December 31, 2003 and 2002 were $71.6 million and $22.2 million, respectively.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. AECC views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. AECC is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

For the years ended December 31, 2003 and 2002, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.3 million) and ($9.8 million) during 2003 and 2002, respectively. An estimated ($6 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2004. This effect will occur at the same time as AECC realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which AECC is hedging exposure to the variability in future cash flows is 14 months.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Effective January 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. The adoption of SFAS No. 133 on January 1, 2001, resulted in a cumulative after-tax reduction of $0.4 million and $2.2 million to net income and other comprehensive income, respectively.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by AECC related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, AECC purchases and writes call options on the major market index. AECC views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing AECC to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in other qualified assets and accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision expense for certificate product reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to AEFC and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of December 31, is as follows:

                                                            2003                            2002
                                                -----------------------------------------------------------
                                                  Carrying          Fair           Carrying        Fair
(Thousands)                                        Value            Value            Value         Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying values
    approximate fair values                      $  101,105     $  101,105      $  298,870      $  298,870
  Investment securities (Note 3)                 $4,509,726     $4,509,726      $4,389,396      $4,389,396
  First mortgage loans on real estate and
    Other loans (Note 4)                         $  469,309     $  493,798      $  452,243      $  479,517
  Derivative financial instruments (Note 9)      $  153,162     $  153,162      $   34,403      $   34,403
Financial liabilities:
  Liabilities for which carrying values
    approximate fair values                      $   24,444     $   24,444      $  315,961      $  315,961
  Net certificate reserves (Note 5)              $4,775,518     $4,779,310      $4,475,349      $4,485,288
  Derivative financial instruments (Note 9)      $  116,680     $  116,680      $   29,579      $   29,579
-----------------------------------------------------------------------------------------------------------

Quick telephone reference*

(800) 862-7919     American Express Easy Access Line
                   Account  value,   cash  transaction   information,
                   current rate information (automated response for Touchtone(R) phones only)

(800) 862-7919     American Express Client Service Corporation (AECSC)
                   Withdrawals, transfers, inquiries

(800) 846-4852     TTY Service
                   For the hearing impaired

* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
Web site address:
http://www.americanexpress.com

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6009 U (4/04)

                     American Express Stock Market Certificate

                            Prospectus April 28, 2004

           Potential for stock market growth with safety of principal.

--------------------------------------------------------------------------------
  (logo)                                                                  (logo)
  American                                                              AMERICAN
    Express(R)                                                           EXPRESS
Certificates
--------------------------------------------------------------------------------
American Express Certificate Company (the Issuer or AECC) issues American Express Stock Market Certificates. You may:

o Purchase this certificate in any amount from $1,000 through $2 million on the date your term starts unless you receive prior approval from the Issuer to invest more. Additionally, the aggregate amount of your current investments in American Express Stock Market Certificate may not exceed $24 million (unless you receive prior approval from the Issuer to invest more).

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between 5% and 6%, for a 52-week term (see page 2p).

o Decide whether the Issuer will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 successive terms.

Special rates may be offered through some distributions channels. See "Initial Interest and Participation Rates" on page 2p and "Maximum return" in "Interest" under "About the Certificate."

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. To the extent you link your interest to the S&P 500 Index, you might earn no interest. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:           American Express Certificate Company
                  Unit 557
                  70100 AXP Financial Center
                  Minneapolis, MN 55474
                  (800) 862-7919 (toll free)

Distributor:      American Express Financial Advisors Inc.

Selling Agent:    American Express Bank International

Initial Interest and  Participation Rates

AECC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the Certificate" for more explanation.


Here are the interest rates and market participation percentages in effect April 28, 2004:

Maximum return     Market participation percentage     Minimum interest
    5%                     100% (full)                       None
    5%                      25% (partial)                      1%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be between 5% and 6%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be between 6% and 7%. Rates for later terms are set at the discretion of AECC and may differ from the rates shown here.


RISK FACTORS

You should consider the following when investing in this certificate:

To the extent you link your interest to the S&P 500 Index, you might earn no interest. If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

--------------------------------------------------------------------------------
2p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Table of Contents


Initial Interest and Participation Rates                             2p
Risk Factors                                                         2p

About the Certificate                                                5p
Read and Keep This Prospectus                                        5p
Investment Amounts                                                   5p
Face Amount and Principal                                            5p
Certificate Term                                                     6p
Value at Maturity                                                    6p
Receiving Cash Before the End of Term                                7p
Interest                                                             7p
Promotions and Pricing Flexibility                                  11p
Historical Data on the S&P 500 Index                                11p
Calculation of Return                                               14p
About the S&P 500 Index                                             17p
Opportunities at the End of a Term                                  18p

How to Invest and Withdraw Funds                                    19p
Buying Your Certificate                                             19p
How to Make Investments at Term End                                 20p
Full and Partial Withdrawals                                        20p
Transfers to Other Accounts                                         22p
Two Ways to Request a Withdrawal or Transfer                        22p
Two Ways to Receive Payment  When You Withdraw Funds                23p
Transfer of Ownership                                               24p
For More Information                                                24p

Taxes on Your Earnings                                              24p
Foreign Investors                                                   24p

How Your Money Is Used and Protected                                27p
Invested and Guaranteed by the Issuer                               27p
Regulated by Government                                             27p
Backed by Our Investments                                           28p
Investment Policies                                                 29p


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      3p

How Your Money Is Managed                                           32p
Relationship Between the Issuer and
  American Express Financial Corporation                            32p
Capital Structure and Certificates Issued                           33p
Investment Management and Services                                  33p
Distribution                                                        35p
Selling Agent Agreement
  American Express Bank International.                              36p
Other Selling Agents                                                37p
Transfer Agent                                                      37p
Employment of Other
  American Express Affiliates                                       37p
Directors and Officers                                              38p
Independent Auditors                                                43p

Appendix                                                            44p

Annual Financial Information                                        45p

Summary of Selected  Financial Information                          45p

Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                             46p

American Express Certificate Company
  Responsibility of Management                                      55p

Report of Ernst & Young LLP Independent Auditors                    56p

Financial Statements                                                58p

Notes to Financial Statements                                       66p


--------------------------------------------------------------------------------
4p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Stock Market Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS


You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $2 million on the date your term starts (unless you receive prior approval from AECC to invest more) payable in U.S. currency. Additionally, the aggregate amount of your current investments in American Express Stock Market Certificate may not exceed $24 million (unless you receive prior approval from AECC to invest more). You may also make additional lump-sum investments in any amount at the end of any term as long as on the date your term starts your investment does not exceed $2 million and the aggregate amount of your current investments in American Express Stock Market Certificate do not exceed $24 million (unless you receive prior approval from AECC to invest more).


FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. The Issuer guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      5p

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. AECC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

       $10,000   Face amount (initial investment)
plus       500   Interest credited to your account at the end of the term
plus         5   Interim interest (See "Interim interest" under "Interest")
minus       (0)  Interest paid to you in cash
plus     2,500   Additional investment to your certificate
minus       (0)  Withdrawals and applicable penalties
--------------------------------------------------------------------------------
       $13,005   Principal at the beginning of the next term
================================================================================

CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after AECC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. AECC has complete discretion to determine whether to accept an application and sell a certificate. For example, if AECC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

--------------------------------------------------------------------------------
6p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

RECEIVING CASH BEFORE THE END OF TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p;

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

o    your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by AECC in advance for each term (minimum interest). Your return consists of two parts:

o    a percentage of any increase in the S&P 500 Index, and

o    a rate of interest guaranteed by AECC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p.

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates."

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      7p

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2p.

However, AECC guarantees that, for persons who have received a special promotional rate from AECC for purchase of a Stock Market Certificate and have satisfied all the requirements, the maximum return for the initial term will be the maximum return for the special promotional rate set out on page 2p. For example, the promotional rate may require that you make a minimum investment and that you are not an existing client of AEFC, or another affiliate of AEFC. AECC or AEFC will select persons to receive the promotional rate based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who AECC or AEFC believes meet threshold requirements for such factors as household income and home values. The promotional rates may be offered only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club. AECC also may offer the promotional rate to active or retired AEFC employees, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of AECC.

--------------------------------------------------------------------------------
8p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your second term. Interim interest rates for the time before your first term begins will be within a range 50 basis points (.50%) below to 50 basis points (.50%) above the average interest rate published for 12-month certificates of deposit (CDs) in the BANK RATE MONITOR(R) (BRM), Top 25 Market Average(R). BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, AECC may use another, similar index as a guide for setting rates.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, AEFC or any of their affiliates.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      9p

The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length CDs by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Average are government insured fixed-rate time deposits.

The BRM may be available in your local library. To obtain information or current BRM Average rates, call American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

Earning interest: AECC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o    Your relationship manager.

o    AECSC in Minneapolis at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling AECSC in Minneapolis at the telephone numbers listed on the back cover.

--------------------------------------------------------------------------------
10p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the month-end closing values of the Index from Dec. 31, 1984 through Feb. 27, 2004. The values of the S&P 500 Index are reprinted with the permission of S&P.

S&P 500 Index Values - December 1984 to February 2004

   (line graph)

              S&P 500
               Index
Date           Value
Dec-84        167.24
Jan-85        179.63
Feb-85        181.18
Mar-85        180.66
Apr-85        179.83
May-85        189.55
Jun-85        191.85
Jul-85        190.92
Aug-85        188.63
Sep-85        182.08
Oct-85        189.82
Nov-85        202.17
Dec-85        211.28
Jan-86        211.78
Feb-86        226.92
Mar-86        238.90
Apr-86        235.52
May-86        247.35
Jun-86        250.84
Jul-86        236.12
Aug-86        252.93
Sep-86        231.32
Oct-86        243.98
Nov-86        249.22
Dec-86        242.17
Jan-87        274.08
Feb-87        284.20
Mar-87        291.70
Apr-87        288.36
May-87        290.10
Jun-87        304.00
Jul-87        318.66
Aug-87        329.80
Sep-87        321.83
Oct-87        251.79
Nov-87        230.30
Dec-87        247.08
Jan-88        257.07
Feb-88        267.82
Mar-88        258.89
Apr-88        261.33
May-88        262.16
Jun-88        273.50
Jul-88        272.02
Aug-88        261.52
Sep-88        271.91
Oct-88        278.97
Nov-88        273.70
Dec-88        277.72
Jan-89        297.47
Feb-89        288.86
Mar-89        294.87
Apr-89        309.64
May-89        320.52
Jun-89        317.98
Jul-89        346.08
Aug-89        351.45
Sep-89        349.15
Oct-89        340.36
Nov-89        345.99
Dec-89        353.40
Jan-90        329.08
Feb-90        331.89
Mar-90        339.94
Apr-90        330.80
May-90        361.23
Jun-90        358.02
Jul-90        356.15
Aug-90        322.56
Sep-90        306.05
Oct-90        304.00
Nov-90        322.22
Dec-90        330.22
Jan-91        343.93
Feb-91        367.07
Mar-91        375.22
Apr-91        375.35
May-91        389.83
Jun-91        371.16
Jul-91        387.81
Aug-91        395.43
Sep-91        387.86
Oct-91        392.46
Nov-91        375.22
Dec-91        417.09
Jan-92        408.79
Feb-92        412.70
Mar-92        403.69
Apr-92        414.95
May-92        415.35
Jun-92        408.14
Jul-92        424.21
Aug-92        414.03
Sep-92        417.80
Oct-92        418.67
Nov-92        431.35
Dec-92        435.71
Jan-93        438.78
Feb-93        443.38
Mar-93        451.67
Apr-93        440.19
May-93        450.21
Jun-93        450.53
Jul-93        448.13
Aug-93        463.56
Sep-93        458.93
Oct-93        467.83
Nov-93        461.79
Dec-93        466.50
Jan-94        481.61
Feb-94        467.14
Mar-94        445.77
Apr-94        450.91
May-94        456.51
Jun-94        444.27
Jul-94        458.25
Aug-94        475.50
Sep-94        462.71
Oct-94        472.35
Nov-94        453.69
Dec-94        459.27
Jan-95        470.42
Feb-95        487.39
Mar-95        500.71
Apr-95        514.71
May-95        533.41
Jun-95        544.75
Jul-95        562.06
Aug-95        561.88
Sep-95        584.41
Oct-95        581.50
Nov-95        605.37
Dec-95        615.93
Jan-96        636.02
Feb-96        640.44
Mar-96        645.50
Apr-96        654.18
May-96        669.14
Jun-96        670.63
Jul-96        639.95
Aug-96        651.99
Sep-96        687.33
Oct-96        705.27
Nov-96        757.02
Dec-96        740.74
Jan-97        786.16
Feb-97        790.82
Mar-97        757.41
Apr-97        801.34
May-97        848.28
Jun-97        885.76
Jul-97        954.31
Aug-97        899.48
Sep-97        947.28
Oct-97        914.62
Nov-97        955.40
Dec-97        970.43
Jan-98        980.28
Feb-98       1049.34
Mar-98       1101.76
Apr-98       1111.77
May-98       1090.82
Jun-98       1133.84
Jul-98       1120.73
Aug-98        957.68
Sep-98       1017.07
Oct-98       1098.69
Nov-98       1163.74
Dec-98       1230.59
Jan-99       1279.28
Feb-99       1238.33
Mar-99       1286.39
Apr-99       1335.18
May-99       1301.85
Jun-99       1371.65
Jul-99       1328.71
Aug-99       1320.35
Sep-99       1282.72
Oct-99       1363.17
Nov-99       1388.95
Dec-99       1469.25
Jan-00       1394.46
Feb-00       1366.41
Mar-00       1507.78
Apr-00       1452.43
May-00       1420.65
Jun-00       1454.6
Jul-00       1430.84
Aug-00       1517.68
Sep-00       1436.48
Oct-00       1429.4
Nov-00       1314.95
Dec-00       1320.28
Jan-01       1366.01
Feb-01       1239.94
Mar-01       1160.34
Apr-01       1249.48
May-01       1255.82
Jun-01       1224.38
Jul-01       1211.23
Aug-01       1133.58
Sep-01       1040.94
Oct-01       1059.78
Nov-01       1139.45
Dec-01       1148.08
Jan-02       1130.2
Feb-02       1106.74
Mar-02       1147.39
Apr-02       1076.92
May-02       1067.14
Jun-02        989.82
Jul-02        911.62
Aug-02        916.07
Sep-02        815.28
Oct-02        885.76
Nov-02        936.31
Dec-02        879.82
 Jan-03        855.7
Feb-03        841.15
Mar-03        848.18
Apr-03        916.92
May-03        963.59
Jun-03        974.51
Jul-03        990.31
Aug-03       1008.01
Sep-03        995.97
Oct-03       1050.71
Nov-03       1058.2
Dec-03       1111.92
Jan-04       1131.13
Feb-04       1144.94


S&P 500 Index Average Annual Return

Beginning date         Period held         Average annual
Dec. 31,                in years                return


1993                       10                     9.1%
1998                        5                    -2.0%
2002                        1                    26.4%


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      11p

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1985. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

  S&P 500 Index - December 1985 to February 2004
           52-Week Moving Price Return

                   (line graph)

                    S&P 500
                    12 Mth
Date                Return
Dec-85              26.33%
Jan-86              17.90%
Feb-86              25.25%
Mar-86              32.24%
Apr-86              30.97%
May-86              30.49%
Jun-86              30.75%
Jul-86              23.67%
Aug-86              34.09%
Sep-86              27.04%
Oct-86              28.53%
Nov-86              23.27%
Dec-86              14.62%
Jan-87              29.42%
Feb-87              25.24%
Mar-87              22.10%
Apr-87              22.44%
May-87              17.28%
Jun-87              21.19%
Jul-87              34.96%
Aug-87              30.39%
Sep-87              39.13%
Oct-87               3.20%
Nov-87              -7.59%
Dec-87               2.03%
Jan-88              -6.21%
Feb-88              -5.76%
Mar-88             -11.25%
Apr-88              -9.37%
May-88              -9.63%
Jun-88             -10.03%
Jul-88             -14.64%
Aug-88             -20.70%
Sep-88             -15.51%
Oct-88              10.79%
Nov-88              18.84%
Dec-88              12.40%
Jan-89              15.72%
Feb-89               7.86%
Mar-89              13.90%
Apr-89              18.49%
May-89              22.26%
Jun-89              16.26%
Jul-89              27.23%
Aug-89              34.39%
Sep-89              28.41%
Oct-89              22.01%
Nov-89              26.41%
Dec-89              27.25%
Jan-90              10.63%
Feb-90              14.90%
Mar-90              15.28%
Apr-90               6.83%
May-90              12.70%
Jun-90              12.59%
Jul-90               2.91%
Aug-90              -8.22%
Sep-90             -12.34%
Oct-90             -10.68%
Nov-90              -6.87%
Dec-90              -6.56%
Jan-91               4.51%
Feb-91              10.60%
Mar-91              10.38%
Apr-91              13.47%
May-91               7.92%
Jun-91               3.67%
Jul-91               8.89%
Aug-91              22.59%
Sep-91              26.73%
Oct-91              29.10%
Nov-91              16.45%
Dec-91              26.31%
Jan-92              18.86%
Feb-92              12.43%
Mar-92               7.59%
Apr-92              10.55%
May-92               6.55%
Jun-92               9.96%
Jul-92               9.39%
Aug-92               4.70%
Sep-92               7.72%
Oct-92               6.68%
Nov-92              14.96%
Dec-92               4.46%
Jan-93               7.34%
Feb-93               7.43%
Mar-93              11.89%
Apr-93               6.08%
May-93               8.39%
Jun-93              10.39%
Jul-93               5.64%
Aug-93              11.96%
Sep-93               9.84%
Oct-93              11.74%
Nov-93               7.06%
Dec-93               7.07%
Jan-94               9.76%
Feb-94               5.36%
Mar-94              -1.31%
Apr-94               2.44%
May-94               1.40%
Jun-94              -1.39%
Jul-94               2.26%
Aug-94               2.58%
Sep-94               0.82%
Oct-94               0.97%
Nov-94              -1.75%
Dec-94              -1.55%
Jan-95              -2.32%
Feb-95               4.33%
Mar-95              12.32%
Apr-95              14.15%
May-95              16.85%
Jun-95              22.62%
Jul-95              22.65%
Aug-95              18.17%
Sep-95              26.30%
Oct-95              23.11%
Nov-95              33.43%
Dec-95              34.11%
Jan-96              35.20%
Feb-96              31.40%
Mar-96              28.92%
Apr-96              27.10%
May-96              25.45%
Jun-96              23.11%
Jul-96              13.86%
Aug-96              16.04%
Sep-96              17.61%
Oct-96              21.28%
Nov-96              25.05%
Dec-96              20.26%
Jan-97              23.61%
Feb-97              23.48%
Mar-97              17.34%
Apr-97              22.50%
May-97              26.77%
Jun-97              32.08%
Jul-97              49.12%
Aug-97              37.96%
Sep-97              37.82%
Oct-97              29.68%
Nov-97              26.21%
Dec-97              31.01%
Jan-98              24.69%
Feb-98              32.69%
Mar-98              45.46%
Apr-98              38.74%
May-98              28.59%
Jun-98              28.01%
Jul-98              17.44%
Aug-98               6.47%
Sep-98               7.37%
Oct-98              20.13%
Nov-98              21.81%
Dec-98              26.81%
Jan-99              30.50%
Feb-99              18.01%
Mar-99              16.76%
Apr-99              20.09%
May-99              19.35%
Jun-99              20.97%
Jul-99              18.56%
Aug-99              37.87%
Sep-99              26.12%
Oct-99              24.07%
Nov-99              19.35%
Dec-99              19.39%
Jan-00               9.00%
Feb-00              10.34%
Mar-00              17.21%
Apr-00               8.78%
May-00               9.13%
Jun-00               6.05%
Jul-00               7.69%
Aug-00              14.95%
Sep-00              11.99%
Oct-00               4.86%
Nov-00              -5.33%
Dec-00             -10.14%
Jan-01              -2.04%
Feb-01              -9.26%
Mar-01             -23.04%
Apr-01             -13.97%
May-01             -11.60%
Jun-01             -15.83%
Jul-01             -15.35%
Aug-01             -25.31%
Sep-01             -27.54%
Oct-01             -25.86%
Nov-01             -13.35%
Dec-01             -13.04%
Jan-02             -17.26%
Feb-02             -10.74%
Mar-02              -1.12%
Apr-02             -13.81%
May-02             -15.02%
Jun-02             -19.16%
Jul-02             -24.74%
Aug-02             -19.19%
Sep-02             -21.68%
Oct-02             -16.42%
Nov-02             -17.83%
Dec-02             -23.37%
Jan-03             -24.29%
Feb-03             -24.00%
Mar-03             -26.08%
Apr-03             -14.86%
May-03              -9.70%
Jun-03              -1.55%
Jul-03               8.63%
Aug-03              10.04%
Sep-03              22.16%
Oct-03              18.62%
Nov-03              13.02%
Dec-03              26.38%
Jan-04              32.19%
Feb-04              36.12%

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of weeks when the 52-week price return was in the range specified under each column. For example, the most common 52-week return during this time period was in the 10% range.

                 S&P 500 Index - December 1985 to February 2004
                  Distribution of 52-Week Moving Price Returns

                                  (bar graph)

                                          Occurrences
                         -15                   20
                         -10                   13
                          -5                   11
                           0                    8
                           5                   15
                          10                   28
                          15                   26
                          20                   23
                          25                   24
                          29.9                 26
                        >=30                   25


--------------------------------------------------------------------------------
12p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

The chart reflects the returns payable each week by AECC on any participation terms ending that week. There may be weeks in which no investor actually ends a participation term.


               Actual 52-Week Return - 1/2/96 to 2/24/04

                                                          Stock Market
                                 Stock Market              Certificate
                  Market          Certificate           25% Participation
Date               Index      100% Participation         + Minimum Rate
2-Jan-96           35.20%            10.00%                 10.00%
9-Jan-96           32.00%            10.00%                 10.00%
16-Jan-96          29.44%            10.00%                 10.00%
23-Jan-96          31.53%            10.00%                 10.00%
30-Jan-96          33.95%            10.00%                 10.00%
6-Feb-96           34.42%            10.00%                 10.00%
13-Feb-96          36.88%            10.00%                 10.00%
20-Feb-96          32.71%            10.00%                 10.00%
27-Feb-96          32.79%            10.00%                 10.00%
5-Mar-96           36.02%            10.00%                 10.00%
12-Mar-96          29.25%            10.00%                 10.00%
19-Mar-96          31.63%            10.00%                 10.00%
26-Mar-96          29.58%            10.00%                 10.00%
2-Apr-96           29.68%            10.00%                 10.00%
9-Apr-96           27.03%            10.00%                  9.50%
16-Apr-96          27.63%            10.00%                  9.65%
23-Apr-96          27.22%            10.00%                  9.55%
30-Apr-96          27.05%            12.00%                 10.26%
7-May-96           21.90%            12.00%                  8.97%
14-May-96          26.01%            12.00%                 10.00%
21-May-96          27.27%            12.00%                 10.31%
28-May-96          28.39%            12.00%                 10.59%
4-Jun-96           25.58%            12.00%                  9.89%
11-Jun-96          25.16%            12.00%                  9.79%
18-Jun-96          21.48%            12.00%                  8.87%
25-Jun-96          23.23%            12.00%                  9.30%
2-Jul-96           23.12%            12.00%                  9.28%
9-Jul-96           18.01%            12.00%                  8.00%
16-Jul-96          12.52%            12.00%                  6.63%
23-Jul-96          11.72%            11.72%                  6.43%
30-Jul-96          13.51%            12.00%                  6.87%
6-Aug-96           18.19%            12.00%                  8.04%
13-Aug-96          18.19%            12.00%                  8.04%
20-Aug-96          18.98%            12.00%                  8.24%
27-Aug-96          18.99%            12.00%                  8.24%
3-Sep-96           15.03%            12.00%                  7.25%
10-Sep-96          15.14%            12.00%                  7.28%
17-Sep-96          16.90%            12.00%                  7.72%
24-Sep-96          17.92%            12.00%                  7.98%
1-Oct-96           18.32%            12.00%                  8.08%
8-Oct-96           21.31%            12.00%                  8.82%
15-Oct-96          19.73%            12.00%                  8.43%
22-Oct-96          20.46%            12.00%                  8.61%
29-Oct-96          20.63%            12.00%                  8.65%
5-Nov-96           21.80%            12.00%                  8.95%
12-Nov-96          23.80%            12.00%                  9.45%
19-Nov-96          23.64%            12.00%                  9.41%
26-Nov-96          24.65%            12.00%                  9.66%
3-Dec-96           21.14%            12.00%                  8.78%
10-Dec-96          20.80%            12.00%                  8.70%
17-Dec-96          18.64%            12.00%                  8.16%
24-Dec-96          22.25%            12.00%                  9.06%
31-Dec-96          19.33%            12.00%                  8.33%
7-Jan-97           23.59%            12.00%                  9.39%
14-Jan-97          26.36%            12.00%                 10.09%
21-Jan-97          27.73%            10.00%                 10.00%
28-Jan-97          21.40%            10.00%                  8.60%
4-Feb-97           22.11%            10.00%                  8.77%
11-Feb-97          19.53%            10.00%                  8.13%
18-Feb-97          27.41%            10.00%                 10.00%
25-Feb-97          25.46%            10.00%                  9.61%
4-Mar-97           20.60%            10.00%                  8.40%
11-Mar-97          27.35%            10.00%                 10.00%
18-Mar-97          21.17%            10.00%                  8.54%
25-Mar-97          20.84%            10.00%                  8.46%
1-Apr-97           15.92%            10.00%                  7.23%
8-Apr-97           19.29%            10.00%                  8.07%
15-Apr-97          17.01%            10.00%                  7.50%
22-Apr-97          18.87%            10.00%                  7.96%
29-Apr-97          21.38%            10.00%                  8.59%
6-May-97           29.69%            10.00%                 10.00%
13-May-97          25.16%            10.00%                  9.54%
20-May-97          25.10%            10.00%                  9.52%
27-May-97          26.39%            10.00%                  9.84%
3-Jun-97           25.70%            10.00%                  9.67%
10-Jun-97          28.95%            10.00%                 10.00%
17-Jun-97          35.09%            10.00%                 10.00%
24-Jun-97          34.08%            10.00%                 10.00%
1-Jul-97           32.27%            10.00%                 10.00%
8-Jul-97           40.32%            10.00%                 10.00%
15-Jul-97          47.32%            10.00%                 10.00%
22-Jul-97          48.97%            10.00%                 10.00%
29-Jul-97          48.33%            10.00%                 10.00%
5-Aug-97           43.78%            10.00%                 10.00%
12-Aug-97          40.34%            10.00%                 10.00%
19-Aug-97          39.09%            10.00%                 10.00%
26-Aug-97          37.00%            10.00%                 10.00%
2-Sep-97           41.67%            10.00%                 10.00%
9-Sep-97           40.64%            10.00%                 10.00%
16-Sep-97          38.46%            10.00%                 10.00%
23-Sep-97          38.84%            10.00%                 10.00%
30-Sep-97          37.47%            10.00%                 10.00%
7-Oct-97           40.31%            10.00%                 10.00%
14-Oct-97          38.10%            10.00%                 10.00%
21-Oct-97          37.60%            10.00%                 10.00%
28-Oct-97          31.41%            10.00%                 10.00%
4-Nov-97           31.73%            10.00%                 10.00%
11-Nov-97          26.62%            10.00%                  9.90%
18-Nov-97          26.41%            10.00%                  9.85%
25-Nov-97          25.77%            10.00%                  9.69%
2-Dec-97           29.85%            10.00%                 10.00%
9-Dec-97           30.53%            10.00%                 10.00%
16-Dec-97          33.33%            10.00%                 10.00%
23-Dec-97          25.04%            10.00%                  9.51%
30-Dec-97          31.06%            10.00%                 10.00%
6-Jan-98           28.32%            10.00%                 10.00%
13-Jan-98          23.83%            10.00%                  9.20%
20-Jan-98          25.02%            10.00%                  9.50%
27-Jan-98          26.66%            10.00%                  9.91%
3-Feb-98           27.45%            10.00%                 10.00%
10-Feb-98          29.06%            10.00%                 10.00%
17-Feb-98          25.29%            10.00%                  9.57%
24-Feb-98          26.90%            10.00%                  9.97%
3-Mar-98           33.01%            10.00%                 10.00%
10-Mar-98          31.17%            10.00%                 10.00%
17-Mar-98          36.82%            10.00%                 10.00%
24-Mar-98          40.12%            10.00%                 10.00%
31-Mar-98          45.03%            10.00%                 10.00%
7-Apr-98           44.82%            10.00%                 10.00%
14-Apr-98          47.83%            10.00%                 10.00%
21-Apr-98          45.41%            10.00%                 10.00%
28-Apr-98          36.65%            10.00%                 10.00%
5-May-98           34.77%            10.00%                 10.00%
12-May-98          33.92%            10.00%                 10.00%
19-May-98          31.82%            10.00%                 10.00%
26-May-98          28.75%            10.00%                  9.93%
2-Jun-98           29.30%            10.00%                 10.00%
9-Jun-98           29.25%            10.00%                 10.00%
16-Jun-98          21.58%            10.00%                  8.14%
23-Jun-98          24.89%            10.00%                  8.97%
30-Jun-98          27.25%            10.00%                  9.56%
7-Jul-98           25.67%            10.00%                  9.16%
14-Jul-98          27.20%            10.00%                  9.55%
21-Jul-98          24.75%            10.00%                  8.93%
28-Jul-98          19.93%            10.00%                  7.73%
4-Aug-98           12.57%            10.00%                  5.89%
11-Aug-98          15.37%            10.00%                  6.59%
18-Aug-98          18.91%            10.00%                  7.47%
25-Aug-98          19.69%            10.00%                  7.67%
1-Sep-98            7.18%             7.18%                  4.54%
8-Sep-98            9.62%             9.62%                  5.15%
15-Sep-98           9.72%             9.72%                  5.18%
22-Sep-98           8.16%             8.16%                  4.79%
29-Sep-98          10.74%            10.00%                  5.43%
6-Oct-98            0.15%             0.15%                  2.78%
13-Oct-98           2.53%             2.53%                  3.13%
20-Oct-98           9.42%             9.42%                  4.85%
27-Oct-98          15.56%            10.00%                  6.39%
3-Nov-98           18.08%            10.00%                  7.02%
10-Nov-98          22.13%            10.00%                  8.03%
17-Nov-98          21.43%            10.00%                  7.85%
24-Nov-98          24.41%            10.00%                  8.60%
1-Dec-98           20.95%            10.00%                  7.73%
8-Dec-98           21.07%            10.00%                  7.76%
15-Dec-98          20.11%            10.00%                  7.52%
22-Dec-98          28.15%            10.00%                  9.53%
29-Dec-98          27.90%            10.00%                  9.47%
5-Jan-99           28.78%            10.00%                  9.69%
12-Jan-99          30.18%            10.00%                 10.00%
19-Jan-99          27.93%            10.00%                  9.48%
26-Jan-99          29.22%            10.00%                  9.80%
2-Feb-99           25.44%            10.00%                  8.86%
9-Feb-99           19.34%            10.00%                  7.33%
16-Feb-99          21.42%            10.00%                  7.85%
23-Feb-99          23.34%            10.00%                  8.33%
2-Mar-99           16.49%            10.00%                  6.62%
9-Mar-99           20.25%            10.00%                  7.56%
16-Mar-99          20.90%            10.00%                  7.72%
23-Mar-99          14.15%            10.00%                  6.03%
30-Mar-99          18.06%            10.00%                  7.01%
6-Apr-99           18.77%            10.00%                  7.19%
13-Apr-99          20.97%            10.00%                  7.74%
20-Apr-99          15.96%            10.00%                  6.49%
27-Apr-99          25.59%            10.00%                  8.89%
4-May-99           19.39%            10.00%                  7.34%
11-May-99          21.49%            10.00%                  7.87%
18-May-99          20.17%            10.00%                  7.54%
25-May-99          17.40%            10.00%                  6.85%
1-Jun-99           18.39%            10.00%                  7.09%
8-Jun-99           17.79%            10.00%                  6.94%
15-Jun-99          19.64%            10.00%                  7.41%
22-Jun-99          19.32%            10.00%                  7.33%
29-Jun-99          19.18%            10.00%                  7.29%
6-Jul-99           20.21%            10.00%                  7.55%
13-Jul-99          18.33%            10.00%                  7.08%
20-Jul-99          18.19%            10.00%                  7.04%
27-Jul-99          20.59%            10.00%                  7.64%
3-Aug-99           23.31%            10.00%                  8.32%
10-Aug-99          19.87%            10.00%                  7.46%
17-Aug-99          22.06%            10.00%                  8.01%
24-Aug-99          24.76%            10.00%                  8.69%
31-Aug-99          32.79%            10.00%                 10.00%
7-Sep-99           31.94%            10.00%                 10.00%
14-Sep-99          28.77%            10.00%                  9.69%
21-Sep-99          26.99%            10.00%                  9.24%
28-Sep-99          22.22%            10.00%                  8.05%
5-Oct-99           32.17%            10.00%                 10.00%
12-Oct-99          31.98%            10.00%                 10.00%
19-Oct-99          18.55%            10.00%                  7.13%
26-Oct-99          20.32%            10.00%                  7.58%
2-Nov-99           21.32%            10.00%                  7.83%
9-Nov-99           21.01%            10.00%                  7.75%
16-Nov-99          24.63%            10.00%                  8.65%
23-Nov-99          18.73%            10.00%                  7.18%
30-Nov-99          18.17%            10.00%                  7.04%
7-Dec-99           19.28%            10.00%                  7.32%
14-Dec-99          20.68%            10.00%                  7.67%
21-Dec-99          19.09%             9.00%                  7.27%
28-Dec-99          17.38%             9.00%                  6.84%
4-Jan-00           12.42%             9.00%                  5.60%
11-Jan-00          16.05%             9.00%                  6.51%
18-Jan-00          16.22%             9.00%                  6.55%
25-Jan-00          12.59%             9.00%                  5.64%
1-Feb-00           11.66%             9.00%                  5.41%
8-Feb-00           18.52%             9.00%                  7.13%
15-Feb-00          12.89%             9.00%                  5.72%
22-Feb-00           6.37%             6.37%                  4.09%
29-Feb-00          11.49%             9.00%                  5.37%
7-Mar-00            5.92%             5.92%                  3.98%
14-Mar-00           4.04%             4.04%                  3.51%
21-Mar-00          18.35%             9.00%                  7.08%
28-Mar-00          15.91%             9.00%                  6.47%
4-Apr-00           13.41%             9.00%                  5.85%
11-Apr-00          11.17%             9.00%                  5.29%
18-Apr-00          10.35%             9.00%                  5.08%
25-Apr-00           8.42%             8.42%                  4.60%
2-May-00            8.57%             8.57%                  4.64%
9-May-00            4.17%             4.17%                  3.54%
16-May-00           9.95%             9.00%                  4.98%
23-May-00           6.96%             6.96%                  4.24%
30-May-00           9.89%             9.00%                  4.97%
6-Jun-00           10.66%             9.00%                  5.16%
13-Jun-00          12.93%             9.00%                  5.73%
20-Jun-00          10.51%             9.00%                  5.12%
27-Jun-00           7.33%             7.33%                  4.33%
4-Jul-00            5.84%             5.84%                  3.96%
11-Jul-00           6.26%             6.26%                  4.06%
18-Jul-00           8.46%             8.46%                  4.61%
25-Jul-00           8.18%             8.18%                  4.54%
1-Aug-00            8.76%             8.76%                  4.69%
8-Aug-00           15.71%             9.00%                  6.42%
15-Aug-00          10.43%             9.00%                  5.10%
22-Aug-00           9.87%             9.00%                  4.96%
29-Aug-00          14.35%             9.00%                  6.08%
5-Sep-00           11.59%             9.00%                  5.39%
12-Sep-00          10.90%             9.00%                  5.22%
19-Sep-00          11.64%             9.00%                  5.41%
26-Sep-00          11.31%             9.00%                  5.32%
3-Oct-00            9.58%             9.00%                  4.89%
10-Oct-00           5.55%             5.55%                  3.88%
17-Oct-00           7.02%             7.02%                  4.25%
24-Oct-00           9.06%             9.00%                  4.76%
31-Oct-00           6.05%             6.05%                  4.01%
7-Nov-00            4.87%             4.87%                  3.71%
14-Nov-00          -2.61%             0.00%                  2.50%
21-Nov-00          -4.08%             0.00%                  2.50%
28-Nov-00          -3.80%             0.00%                  2.50%
5-Dec-00           -2.31%             0.00%                  2.50%
12-Dec-00          -2.29%             0.00%                  2.50%
19-Dec-00          -8.91%             0.00%                  2.50%
26-Dec-00          -9.77%             0.00%                  2.50%
2-Jan-01           -8.29%             0.00%                  2.50%
9-Jan-01           -9.57%             0.00%                  2.50%
16-Jan-01          -8.83%             0.00%                  2.50%
23-Jan-01          -3.52%             0.00%                  2.50%
30-Jan-01          -2.51%             0.00%                  2.50%
6-Feb-01           -6.18%             0.00%                  2.50%
13-Feb-01          -5.93%             0.00%                  2.50%
20-Feb-01          -5.41%             0.00%                  2.50%
27-Feb-01          -7.93%             0.00%                  2.50%
6-Mar-01           -7.51%             0.00%                  2.50%
13-Mar-01         -11.88%             0.00%                  2.50%
20-Mar-01         -23.51%             0.00%                  2.50%
27-Mar-01         -21.59%             0.00%                  2.50%
04/03/01          -25.97%             0.00%                  2.50%
04/10/01          -22.13%             0.00%                  2.50%
04/17/01          -17.32%             0.00%                  2.50%
04/24/01          -18.14%             0.00%                  2.50%
05/01/01          -12.43%             0.00%                  2.50%
5/8/01            -10.68%             0.00%                  2.50%
5/15/01           -14.77%             0.00%                  2.50%
5/22/01            -4.69%             0.00%                  2.50%
5/29/01           -10.86%             0.00%                  2.50%
6/5/01            -11.95%             0.00%                  2.50%
6/12/01           -14.53%             0.00%                  2.50%
6/19/01           -17.86%             0.00%                  2.75%
6/26/01           -16.11%             0.00%                  2.75%
7/3/01            -15.98%             0.00%                  2.75%
7/10/01           -20.21%             0.00%                  2.75%
7/17/01           -18.69%             0.00%                  2.75%
7/24/01           -20.53%             0.00%                  2.75%
7/31/01           -15.77%             0.00%                  2.75%
8/7/01            -19.70%             0.00%                  2.75%
8/14/01           -20.05%             0.00%                  2.75%
8/21/01           -22.75%             0.00%                  2.75%
8/28/01           -23.07%             0.00%                  2.75%
9/4/01            -24.82%             0.00%                  2.75%
9/11/01           -26.27%             0.00%                  2.75%
9/18/01           -29.25%             0.00%                  2.75%
9/25/01           -29.08%             0.00%                  2.75%
10/2/01           -26.28%             0.00%                  2.75%
10/9/01           -23.75%             0.00%                  2.75%
10/16/01          -18.69%             0.00%                  2.75%
10/23/01          -22.41%             0.00%                  2.75%
10/30/01          -25.85%             0.00%                  2.75%
11/6/01           -21.86%             0.00%                  2.75%
11/13/01          -17.63%             0.00%                  2.75%
11/20/01          -15.19%             0.00%                  2.75%
11/27/01          -13.96%             0.00%                  2.75%
12/4/01           -16.83%             0.00%                  2.75%
12/11/01          -17.09%             0.00%                  2.75%
12/18/01          -12.46%             0.00%                  2.75%
12/25/01          -12.96%             0.00%                  2.75%
1/1/02            -10.53%             0.00%                  2.75%
1/8/02            -10.81%             0.00%                  2.75%
1/15/02           -13.60%             0.00%                  2.75%
1/22/02           -17.72%             0.00%                  2.75%
1/29/02           -19.87%             0.00%                  2.75%
2/5/02            -19.39%             0.00%                  2.50%
2/12/02           -16.02%             0.00%                  2.50%
2/19/02           -15.29%             0.00%                  2.50%
2/26/02           -11.80%             0.00%                  2.50%
3/5/02             -8.58%             0.00%                  2.50%
3/12/02            -2.67%             0.00%                  2.50%
3/19/02             2.42%             2.42%                  3.10%
3/26/02            -3.69%             0.00%                  2.50%
4/2/02              2.73%             2.73%                  3.18%
4/9/02             -4.32%             0.00%                  2.50%
4/16/02            -5.32%             0.00%                  2.50%
4/23/02            -8.97%             0.00%                  2.50%
4/30/02           -14.96%             0.00%                  2.50%
5/7/02            -16.78%             0.00%                  2.50%
5/14/02           -12.17%             0.00%                  2.50%
5/21/02           -17.52%             0.00%                  2.50%
5/28/02           -15.25%             0.00%                  2.50%
6/4/02            -18.92%             0.00%                  2.50%
6/11/02           -19.28%             0.00%                  2.50%
6/18/02           -14.47%             0.00%                  2.50%
6/25/02           -19.77%             0.00%                  2.50%
7/2/02            -23.19%             0.00%                  2.50%
7/9/02            -19.35%             0.00%                  2.50%
7/16/02           -25.81%             0.00%                  2.50%
7/23/02           -31.91%             0.00%                  2.50%
7/30/02           -25.46%             0.00%                  2.50%
8/6/02            -27.80%             0.00%                  2.50%
8/13/02           -25.49%             0.00%                  2.50%
8/20/02           -18.99%             0.00%                  2.50%
8/27/02           -19.51%             0.00%                  2.50%
9/3/02            -22.50%             0.00%                  2.50%
9/10/02           -16.74%             0.00%                  2.50%
9/17/02           -15.41%             0.00%                  2.50%
9/24/02           -19.06%             0.00%                  2.50%
10/1/02           -19.34%             0.00%                  2.50%
10/8/02           -24.43%             0.00%                  2.50%
10/15/02          -19.70%             0.00%                  2.50%
10/22/02          -17.94%             0.00%                  2.50%
10/29/02          -16.76%             0.00%                  2.50%
11/5/02           -18.18%             0.00%                  2.00%
11/12/02          -22.48%             0.00%                  2.00%
11/19/02          -21.52%             0.00%                  2.00%
11/26/02          -20.54%             0.00%                  1.00%
12/3/02           -19.57%             0.00%                  1.00%
12/10/02          -20.43%             0.00%                  1.00%
12/17/02          -20.99%             0.00%                  1.00%
12/24/02          -22.03%             0.00%                  1.00%
12/31/02          -23.36%             0.00%                  1.00%
1/7/03            -20.44%             0.00%                  1.00%
1/14/03           -18.71%             0.00%                  1.00%
1/21/03           -20.69%             0.00%                  1.00%
1/28/03           -21.99%             0.00%                  1.00%
2/4/03            -22.18%             0.00%                  1.00%
2/11/03           -25.12%             0.00%                  1.00%
2/18/03           -21.43%             0.00%                  1.00%
2/25/03           -24.41%             0.00%                  1.00%
3/4/03            -28.28%             0.00%                  1.00%
3/11/03           -31.30%             0.00%                  1.00%
3/18/03           -25.96%             0.00%                  1.00%
3/25/03           -23.16%             0.00%                  1.00%
4/1/03            -24.48%             0.00%                  1.00%
4/8/03            -21.42%             0.00%                  1.00%
4/15/03           -21.05%             0.00%                  1.00%
4/22/03           -17.22%             0.00%                  1.00%
4/29/03           -14.77%             0.00%                  1.00%
5/6/03            -10.96%             0.00%                  1.00%
5/13/03           -14.12%             0.00%                  1.00%
5/20/03           -14.83%             0.00%                  1.00%
5/27/03           -11.45%             0.00%                  1.00%
6/3/03             -6.64%             0.00%                  1.00%
6/10/03            -2.83%             0.00%                  1.00%
6/17/03            -2.45%             0.00%                  1.00%
6/24/03             0.74%             0.74%                  1.43%
7/1/03              3.60%             3.60%                  2.15%
7/8/03              5.77%             5.77%                  2.69%
7/15/03            11.04%             6.00%                  4.01%
7/22/03            23.86%             6.00%                  6.00%
7/29/03             9.58%             6.00%                  3.64%
8/5/03             12.32%             6.00%                  4.33%
8/12/03            12.00%             6.00%                  4.25%
8/19/03             6.92%             6.00%                  2.98%
8/26/03             6.62%             6.00%                  2.90%
9/2/03             16.39%             6.00%                  5.34%
9/9/03             12.48%             6.00%                  4.37%
9/16/03            17.83%             6.00%                  5.70%
9/23/03            25.60%             6.00%                  6.00%
9/30/03            17.45%             6.00%                  5.61%
10/7/03            30.14%             6.00%                  6.00%
10/14/03           19.08%             6.00%                  6.00%
10/21/03           17.51%             5.00%                  5.00%
10/28/03           18.66%             5.00%                  5.00%
11/4/03            15.06%             5.00%                  5.00%
11/11/03           18.53%             5.00%                  5.00%
11/18/03           15.32%             5.00%                  5.00%
11/25/03           15.39%             5.00%                  5.00%
12/2/03            15.84%             5.00%                  5.00%
12/9/03            17.21%             5.00%                  5.00%
12/16/03           19.06%             5.00%                  5.00%
12/23/03           22.80%             5.00%                  5.00%
12/30/03           26.12%             5.00%                  5.00%
1/6/04             21.75%             5.00%                  5.00%
1/13/04            20.34%             5.00%                  5.00%
1/20/04            28.29%             5.00%                  5.00%
1/27/04            33.25%             5.00%                  5.00%
2/3/04             33.93%             5.00%                  5.00%
2/10/04            38.14%             5.00%                  5.00%
2/17/04            35.92%             5.00%                  5.00%
2/24/04            35.83%             5.00%                  5.00%

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.


Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      13p

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                 minus
Term beginning value of S&P 500 Index         divided by
Term beginning value of S&P 500 Index             equals

Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                   940
Term beginning value of S&P 500 Index                900
Maximum return                                        5%
Minimum return                                     1.00%
Partial participation rate                           25%

               940   Term ending value of S&P 500 Index
minus          900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals          40   Difference between beginning and ending values
                40   Difference between beginning and ending values
divided by     900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals       4.44%   Percent increase -- full participation return
             4.44%   Percent increase or decrease
times          25%   Partial participation rate
--------------------------------------------------------------------------------
equals       1.11%
plus         1.00%   Minimum interest rate
--------------------------------------------------------------------------------
equals       2.11%   Partial participation return
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

--------------------------------------------------------------------------------
14p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Maximum Return and Partial Participation Minimum Rate History -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                               Partial
                         Maximum            participation
Start of term         annual return         minimum rate
Jan. 24, 1990               18.00%                5.00%
Feb. 5, 1992                18.00                 4.00
May 13, 1992                15.00                 4.00
Sept. 9, 1992               12.00                 3.00
Nov. 11, 1992               10.00                 2.50
Nov. 2, 1994                10.00                 2.75
April 26, 1995              12.00                 3.75
Jan. 17, 1996               10.00                 3.25
Feb. 26, 1997               10.00                 3.00
May 7, 1997                 10.00                 2.75
Oct. 8, 1997                10.00                 2.50
Dec. 16 1998                 9.00                 2.50
Feb. 2, 2000                10.00                 2.50
June 14, 2000               11.00                 2.75
Aug. 16, 2000               10.00                 2.75
Jan. 31, 2001                9.00                 2.50
Sept. 12, 2001               8.00                 2.50
Nov. 7, 2001                 8.00                 2.00
Nov. 28, 2001                6.00                 1.00
June 26, 2002                6.00                 1.25
Oct. 23, 2002                5.00                 1.25
Feb. 19, 2003                5.00                 1.00

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      15p

Examples

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o    you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation  is 1.00%,

o    the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises

  Week 1/Wed                                            Week 52/Tues
    S&P 500                                                S&P 500
  Index 1,000       4% increase in the S&P 500 Index     Index 1,040
-------------------------------------------------------------------------------------------
Full participation interest          Partial participation interest and minimum interest

$10,000  Original investment         $10,000   Original investment
+   400  4% x $10,000                +   100   1.00% (Minimum interest rate) x $10,000
         Participation interest      +   100   25% x 4% x $10,000 Participation interest
$10,400  Ending balance              $10,200   Ending balance
         (4% Total return)                     (2.00% Total return)
-------------------------------------------------------------------------------------------

2. If the Market and the S&P 500 Index value fall

  Week 1/Wed                                            Week 52/Tues
    S&P 500                                                S&P 500
  Index 1,000       4% decrease in the S&P 500 Index      Index 961
-------------------------------------------------------------------------------------------
Full participation interest          Partial participation interest and minimum interest

$10,000  Original investment         $10,000   Original investment
+     0  Participation interest      +   100   1.00% (Minimum interest rate) x $10,000
$10,000  Ending balance              +     0   Participation interest
         (0% Total return)           $10,100   Ending balance
                                               (1.00% Total return)
-------------------------------------------------------------------------------------------

3. If the Market and the S&P 500 Index value rise above the maximum return

  Week 1/Wed                                            Week 52/Tues
    S&P 500                                                S&P 500
  Index 1,000       10% increase in the S&P 500 Index    Index 1,100
-------------------------------------------------------------------------------------------
Full participation interest          Partial participation interest and minimum interest

$10,000  Original investment         $10,000   Original investment
+   500  5% x $10,000                +   100   1.00% (Minimum interest rate) x $10,000
         Maximum interest            +   250   25% x 10% x $10,000 Participation interest
$10,500  Ending balance              $10,350   Ending balance
         (5% Total return)                     (3.50% Total return)
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
16p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      17p

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

OPPORTUNITIES AT THE END OF A TERM

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection,

o    add money to your certificate,

o    change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o    or receive your interest in cash.

By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

--------------------------------------------------------------------------------
18p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your relationship manager or other selling agent representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on Your Earnings."

Purchase policies

The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

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PROSPECTUS -- APRIL 28, 2004      19p

HOW TO MAKE INVESTMENTS AT TERM END

By wire

Your relationship manager or other selling agent representative will handle this transaction for you.

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

Minimum amount you may wire: $1,000

o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, and any selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two Ways to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

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20p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                                       $10,000
Interest (interest is credited at the end of the term)                      0
Withdrawal of principal                                                (2,000)
2% withdrawal penalty                                                     (40)
--------------------------------------------------------------------------------
Balance after withdrawal                                              $ 7,960
================================================================================

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest
Account balance                                                       $10,000
Interest credited to date                                                 100
Withdrawal of credited interest                                          (100)
Withdrawal of principal                                                (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                     (38)
--------------------------------------------------------------------------------
Balance after withdrawal                                              $ 8,062
================================================================================

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PROSPECTUS -- APRIL 28, 2004      21p

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TWO WAYS TO REQUEST A WITHDRAWAL OR TRANSFER

1 By phone

Your relationship manager or other selling agent representative will handle this transaction for you. You may also call AECSC between 8 a.m. and 6 p.m. Minneapolis time at the telephone numbers listed on the back cover.

o    Maximum telephone withdrawal request: $100,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity. We can decline the telephone request if we do not have enough information to confirm the request is authentic.

You may request that telephone withdrawals not be authorized from your account by writing AECSC.

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22p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

2 By mail

Your relationship manager or other selling agent representative will handle this transaction for you. You may also send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:

o    Withdrawals over $100,000.

o Transfers to another certificate with different ownership (all current registered owners must sign the request).

TWO WAYS TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

1 By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. For a partial withdrawal leaving a remaining balance of more than $1,000, the fee will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, we will deduct the fee from proceeds of the withdrawal.

2 By wire

o    Minimum wire amount: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as the Issuer's account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your relationship manager or other selling agent representative. All registered owners must sign.

o Applicable wire charges will be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

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PROSPECTUS -- APRIL 28, 2004      23p

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

Taxes on Your Earnings

FOREIGN INVESTORS

The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Tax treatment of your investment: Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. If the certificate is treated as a contingent debt instrument (CDI), part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial

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24p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE
owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

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PROSPECTUS -- APRIL 28, 2004      25p

The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.

Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.


Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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26p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

How Your Money Is Used  and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.2 billion and a net worth in excess of $323 million on Dec. 31, 2003.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2003, the amortized cost of these investments exceeded the required carrying value of our


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PROSPECTUS -- APRIL 28, 2004      27p
outstanding certificates by more than $142.2 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2003:

Type of investment                   Net amount invested
Government agency bonds                      53%
Corporate and other bonds                    34
Mortgage loans and other loans               10
Cash and cash equivalents                     1
Preferred stocks                              1
Structured investments                        1

As of Dec. 31, 2003 about 96% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2003 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


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28p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2003, AECC held about 4% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

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PROSPECTUS -- APRIL 28, 2004      29p

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is

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30p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE
available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

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PROSPECTUS -- APRIL 28, 2004      31p

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER  AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

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32p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND  CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2003, the Issuer had issued (in face amount) $772,079,620 of installment certificates and $2,468,179,643 of single payment certificates. As of Dec. 31, 2003, the Issuer had issued (in face amount) $14,940,140,606 of installment certificates and $27,649,838,539 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

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PROSPECTUS -- APRIL 28, 2004      33p

Advisory and services fee computation

Included assets             Percentage of total book value
First $250 million                         0.750%
Next $250 million                          0.650
Next $250 million                          0.550
Next $250 million                          0.500
Any amount over $1 billion                 0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee for the past three years


                                           Percentage of
Year                Total fees            included assets
2003              $10,436,023                  23%
2002                9,979,742                  23
2001                9,248,275                  24

Estimated advisory and services fees for 2004 are $10,533,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to  sales function.

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34p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors Inc.

This fee is not assessed to your certificate account.

For certificates paying a special promotional rate American Express Financial Advisors Inc. waives its distribution fee and the selling agents waive their commissions, fees and other compensation, unless a requirement for the special promotional rate is a minimum investment of $100,000. If a special promotional rate is available for Stock Market Certificate, the minimum investment in any Stock Market Certificate purchased will be $100,000.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,209,889 during the year ended Dec. 31, 2003. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $27,725,000 during 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or the Issuer, approved these distribution agreements.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      35p

SELLING AGENT AGREEMENT  AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Financial Advisors Inc., American Express Bank International (AEBI) receives compensation for its services as a selling agent for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2003, AEBI had total assets of $969 million and total equity of $155 million.

Although AEBI is a banking entity, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


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36p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

Selling agents also may receive marketing support fees and other compensation of up to:

o 0.88% of the initial investment on the first day of the certificate's initial term: and

o 0.88% of the certificate's reserve at the beginning of each subsequent term.

These fees are not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      37p

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $72,289 during 2003 to directors not employed by AEFC.

Independent Board Members*
-------------------------------------- ----------------------------------
Name,                                  Karen M. Bohn
address,                               6620 Iroquois Trail
age                                    Edina, MN 55439
                                       Born in 1953

Position held with Registrant and      Board member since 2002
length of service

Principal occupations  during past     President & CEO, Galeo Group
five years                             LLC; Independent business
                                       consultant

Other directorships                    Alerus Financial Corp.,
                                       Ottertail Corporation,  American
                                       Express Bank, FSB

Committee memberships                  Audit
-------------------------------------- ----------------------------------
Name,  address,  age                   Rodney P. Burwell
                                       7901 Xerxes Avenue South,
                                       Suite 201
                                       Bloomington, MN 55431
                                       Born in 1939

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Chairman, Xerxes Corporation
five years                             (fiberglass storage tanks)

Other directorships                    TCF Financial

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------
Name,                                  Jean B. Keffeler
address,                               P.O. Box 1377
age                                    Livingston, MT 59047
                                       Born in 1945

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Retired business executive
five years

Other directorships

Committee memberships                  Audit
-------------------------------------- ----------------------------------


--------------------------------------------------------------------------------
38p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Thomas R. McBurney
address,                               4900 IDS Center
age                                    80 South Eighth Street
                                       Minneapolis, MN 55402
                                       Born in 1938

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     President, McBurney Management
five years                             Advisors

Other directorships                    The Valspar Corporation (paints)

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Series Fund, Inc., IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Members Affiliated with the Issuer**
-------------------------------------- ----------------------------------
Name,                                  Kent M. Bergene
address,                               435 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1958

Position held with Registrant and      Board member since 2001
length of service

Principal occupations  during past     Vice President - Products Group
five years                             of AEFC, since 2001; Director -
                                       Variable Annuity Products,
                                       1998-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      39p

-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002;  Vice
                                       President and Managing Director
                                       -  American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.

Executive Officers
-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002; Vice President
                                       and Managing Director -
                                       American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------
Name,                                  Brian J. McGrane
address,                               807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1971

Position held with Registrant and      Vice President and Chief
length of service                      Financial Officer  since 2003

Principal occupations  during past     Vice President - Lead Financial
five years                             Officer - Asset Management
                                       Businesses, AEFC, since 2003; Vice
                                       President - Lead Financial Officer -
                                       Institutional and Brokerage, AEFC,
                                       2002-2003; Vice President - Lead
                                       Financial Officer - US Brokerage, AEFC,
                                       2001-2002; Director, Financial Standards and Accounting Policy - AEFC, 1999-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


--------------------------------------------------------------------------------
40p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Jeryl A. Millner
address,                               50807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1959

Position held with Registrant and      Vice President and Controller
length of service                      since 2003

Principal occupations  during past     Vice President and Lead
five years                             Financial Officer, Insurance,
                                       Annuities and Certificates of
                                       AEFC, since 2003; ING Group,
                                       Second Vice President,
                                       Controller - U.S. Life Group,
                                       2000-2002; ReliaStar Financial
                                       Corp., Second Vice President,
                                       Controller - ReliaStar Life and
                                       Annuity, 1999-2000; ReliaStar
                                       Financial Corp., Vice President,
                                       Chief Financial Officer and
                                       Treasurer - Northern Life Ins.
                                       Co., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Lorraine R. Hart
address,                               53643 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1951

Position held with Registrant and      Vice President - Investments
length of service

Principal occupations  during past     Vice President - Investments
five years                             Administration Officer, AEFC,
                                       since 2003; Vice President -
                                       Insurance Investments, AEFC,
                                       1989-2003

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      41p

-------------------------------------- ----------------------------------
Name,                                  Michelle M. Keeley
address,                               257 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1964

Position held with Registrant and      Vice President - Investments
length of service                      since 2003

Principal occupations  during past     Senior Vice President - Fixed
five years                             Income, AEFC, since 2002;
                                       Managing Director, Zurich Global
                                       Assets, 2000-2002; Managing
                                       Director,  Zurich Scudder
                                       Investments, 1999-2000

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------
Name,                                  H. Bernt von Ohlen
address,                               50607 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1946

Position held with Registrant and      Vice president, General Counsel,
length of service                      and Secretary since September
                                       2002

Principal occupations  during past     Vice President & Group Counsel,
five years                             AEFC,  since 2000; Partner,
                                       D'Ancona & Pflaum LLC,
                                       1999-2000; Counsel, Heartland
                                       Group, Inc., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at December 31, 2003 and 2002 and for each of the years in the three-year period ended Dec. 31, 2003, as set forth in their report. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      43p

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.


--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended December 31, (Thousands)                    2003          2002            2001           2000            1999
Statements of Operations Data(a)
Investment income                                   $  264,238    $  221,151       $  204,345     $  222,535     $  221,426
Investment expenses                                     44,417        43,626           44,050         43,952         44,317
----------------------------------------------------------------------------------------------------------------------------
Net investment income before provision
   for certificate reserves and
   income tax (expense) benefit                        219,821       177,525          160,295        178,583        177,109
Net provision for certificate reserves                 141,483       100,252          155,387        155,461        138,555
----------------------------------------------------------------------------------------------------------------------------
Net investment income before
   income tax (expense) benefit                         78,338        77,273            4,908         23,122         38,554
Income tax (expense) benefit                           (27,296)      (24,866)           3,348            (14)        (4,615)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                                   51,042        52,407            8,256         23,108         33,939
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   in securities of unaffiliated issuers
   before income taxes                                   2,944        (9,899)         (92,375)       (10,110)         1,250
Income tax (expense) benefit                            (1,031)        3,631           32,331          3,539           (437)
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                  1,913        (6,268)         (60,044)        (6,571)           813
Net income -- wholly-owned subsidiary                       --            --               --             --              4
Cumulative effect of accounting change                      --            --             (397)            --             --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                   $   52,955    $   46,139       $  (52,185)    $   16,537     $   34,756
----------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared
                                                    $       --    $       --       $       --     $    5,000     $   40,000
Capital Dividends Declared
                                                            --            --          166,906             --             --
(Return of capital to) contributions from AEFC
                                                       (50,000)      (10,000)         240,000             --             --


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      45p

Balance Sheet Data(a)
Total assets                                        $5,255,592    $5,199,769       $4,642,734     $4,043,806     $3,771,411
Certificate loans                                   $   15,606    $   18,614       $   21,807     $   25,547     $   28,895
Certificate reserves                                $4,787,817    $4,493,372       $4,159,926     $3,831,059     $3,536,659
Shareholder's equity                                $  323,213    $  359,389       $  263,005     $  166,514     $  141,702
----------------------------------------------------------------------------------------------------------------------------

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows accounting principles generally accepted in the United States (GAAP).

Net income increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision expense for certificate reserves. In 2002, the net income was significantly higher than 2001. The 2001 results included net pre-tax realized losses on investments of ($92.4 million), primarily due to a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities.

Investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products. Investment income for 2002 was $16.8 million or 8.2 percent higher than 2001 as a result of higher levels of invested assets and lower losses on interest rate swap agreements in 2002.

The favorable impact on investment income from the equity index options was largely offset by the increase in provision expenses for certificate reserves. Provision for certificate


--------------------------------------------------------------------------------
46p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE
reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 this year versus depreciation last year, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio. The 2002 provision for certificate reserves was significantly lower than 2001 as a result of lower client interest crediting rates, partially offset by an increase in certificate reserves during 2002.

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million and $23.4 million for the years ended December 31, 2003 and 2002, respectively. Gross realized losses on sales were ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($36.0 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003 and 2002, respectively. In 2001, gross realized gains on sales of securities classified as Available-for-Sale were $20.7 million while gross realized losses on sales of securities classified as Available-for-Sale were ($83.9 million). AECC also recognized other-than-temporary impairment losses on Available-for-Sale securities of ($27.9 million) in 2001.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2003, AECC had net unrealized pretax gains on Available-for-Sale securities of $74.0 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. Fair value is generally based on quoted market prices. As of


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      47p

December 31, 2003, there were $19 million in gross unrealized losses that related to $1.5 billion of securities based on fair values, of which only $30 million has been in a continuous unrealized loss position for twelve months or more. AECC does not believe that the unrealized loss on any individual security at December 31, 2003 represents an other-than-temporary impairment, and AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost.

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $2.6 billion for the year ended December 31, 2003 compared to $2.0 billion for the year ended December 31, 2002. Certificate maturities and cash surrenders totaled $2.4 billion for the year ended December 31, 2003, compared to $1.8 billion and $1.7 billion for the years ended December 31, 2002 and 2001, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. In view of the continued uncertainty in the investment markets, AECC continues to invest in securities that provide for more immediate, periodic interest and principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. In addition, AECC enters into interest rate swap contracts that effectively lengthen the interest crediting rate reset interval on certificate products. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.


--------------------------------------------------------------------------------
48p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate product owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2003, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $4.5 billion. Based on amortized costs, fixed maturity securities comprise 90 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities, and to a lesser extent, corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications and media, and transportation. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $50 million and $10 million during 2003 and 2002, respectively. During the fourth quarter of 2001, AECC paid a $167 million capital dividend to AEFC by transferring at book value certain collateralized debt obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, and during 2001, AECC received $240 million in cash as capital contributions from AEFC.

Cash used in investing activities was $448.7 million and $265.5 million in 2003 and 2002, respectively. This change was primarily due to decreased amounts due to brokers in 2003, while in 2002, amounts due to brokers increased, and an increase in purchases of Available-for-Sale securities and other investments, partially offset by an increase in sales and maturities of such securities.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      49p

Cash provided by financing activities was $246.8 million and $332.7 million in 2003 and 2002, respectively. This decrease primarily resulted from a decrease in net certificate inflows of $45.8 million together with an increase of $40 million of combined return of capital payments to AEFC.

Impact of Recent Market-Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in intermediate-term and long-term fixed maturity securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. AEFC holds regularly scheduled investment committee meetings, which is comprised of senior business managers, to review models projecting various interest rate scenarios and risk/return measures and their effect on the profitability of AECC. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve


--------------------------------------------------------------------------------
50p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE
targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". At December 31, 2003, AECC had $900 million notional of interest rate swaps expiring at various dates from January 2004 through February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations. The recent appreciation in the S&P 500 caused a relatively substantial increase in AECC's provision expense for certificate reserves, which was effectively offset by an increase in net pre-tax gains on equity index options.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      51p

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2003 and 2002, would be $11.8 million and $0.6 million for 2003 and 2002, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on AECC's annual pretax income related as of December 31, 2003 and 2002, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2003 and 2002, was 5.4 percent and 5.5 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.


--------------------------------------------------------------------------------
52p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which was $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues; AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      53p
the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


--------------------------------------------------------------------------------
54p      AMERICAN EXPRESS STOCK MARKET CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with accounting principles generally accepted in the United States; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


--------------------------------------------------------------------------------
PROSPECTUS -- APRIL 28, 2004      55p

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Ernst & Young LLP Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS

AMERICAN EXPRESS CERTIFICATE COMPANY:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2003 and 2002, by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Yound LLP

Minneapolis, Minnesota

January 26, 2004

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31, (Thousands, except share amount)                     2003           2002
Assets
Qualified Assets (Note 2)
Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                  $   25,099     $  240,323
   Available-for-Sale securities                               4,509,726      4,389,396
   First mortgage loans on real estate and other loans           469,309        452,243
   Certificate loans -- secured by certificate reserves           15,606         18,614
----------------------------------------------------------------------------------------
Total investments                                              5,019,740      5,100,576
----------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                         36,007         34,114
   Investment securities sold                                      7,946         24,170
----------------------------------------------------------------------------------------
Total receivables                                                 43,953         58,284
----------------------------------------------------------------------------------------
Equity index options (Note 9)                                    153,162         34,403
----------------------------------------------------------------------------------------
Total qualified assets                                         5,216,855      5,193,263
----------------------------------------------------------------------------------------
Other Assets
Due from AEFC for federal income taxes                            22,963             --
Deferred taxes, net (Note 8)                                       9,321             --
Deferred distribution fees and other                               6,453          6,506
----------------------------------------------------------------------------------------
Total other assets                                                38,737          6,506
----------------------------------------------------------------------------------------
Total assets                                                  $5,255,592     $5,199,769
========================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31, (Thousands, except share amount)                                2003         2002
Liabilities and Shareholder's Equity
Liabilities
Certificate Reserves (Note 5):
   Installment certificates:
      Reserves to mature                                                  $  146,052   $  168,957
      Additional credits and accrued interest                                  3,514        3,988
      Advance payments and accrued interest                                      499          564
      Other                                                                       32           34
   Fully paid certificates:
      Reserves to mature                                                   4,573,514    4,277,348
      Additional credits and accrued interest                                 64,114       42,311
   Due to unlocated certificate holders                                           92          170
--------------------------------------------------------------------------------------------------
Total certificate reserves                                                 4,787,817    4,493,372
--------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                          880          887
   Due to AEFC for federal income taxes                                           --        3,908
   Due to other affiliates (Note 7)                                              560          690
   Deferred taxes, net (Note 8)                                                   --       29,556
   Payable for investment securities purchased                                 9,173      263,658
   Equity index options and other liabilities (Note 9)                       133,949       48,309
--------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                               144,562      347,008
--------------------------------------------------------------------------------------------------
Total liabilities                                                          4,932,379    4,840,380
--------------------------------------------------------------------------------------------------
Commitments (Note 4)
--------------------------------------------------------------------------------------------------
Shareholder's Equity (Note 6)
Common stock, $10 par -- authorized and issued 150,000 shares                  1,500        1,500
Additional paid-in capital                                                   323,844      373,844
Retained earnings (accumulated deficits):
   Appropriated for pre-declared additional credits and interest                 184          811
   Appropriated for additional interest on advance payments                       15           15
   Unappropriated                                                            (46,556)    (100,142)
Accumulated other comprehensive income -- net of tax (Note 1)                 44,226       83,361
--------------------------------------------------------------------------------------------------
Total shareholder's equity                                                   323,213      359,389
--------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                $5,255,592   $5,199,769
==================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31, (Thousands)                                              2003         2002          2001
Investment Income
Interest income from unaffiliated investments:
   Available-for-Sale securities                                                $204,932     $227,609      $214,534
   Mortgage loans on real estate and other loans                                  27,093       27,719        25,133
   Certificate loans                                                                 933        1,095         1,293
Dividends                                                                          5,074        9,949        19,986
Equity index options (Note 9)                                                     29,538      (36,421)      (39,510)
Interest rate swap agreements (Note 9)                                            (5,301)      (9,780)      (17,616)
Other                                                                              1,969          980           525
--------------------------------------------------------------------------------------------------------------------
Total investment income                                                          264,238      221,151       204,345
--------------------------------------------------------------------------------------------------------------------
Investment Expenses
AEFC and affiliated company fees (Note 7):
   Distribution                                                                   29,731       29,762        30,924
   Investment advisory and services                                               10,436        9,980         9,248
   Transfer agent                                                                  3,378        3,203         3,161
   Depository                                                                        349          321           285
Other                                                                                523          360           432
--------------------------------------------------------------------------------------------------------------------
Total investment expenses                                                         44,417       43,626        44,050
--------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves
   and income tax (expense) benefit                                             $219,821     $177,525      $160,295
--------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31, (Thousands)                                                2003         2002          2001
Provision for Certificate Reserves (Note 5)
According to the terms of the certificates:
   Provision for certificate reserves                                           $  6,043     $  7,888      $ 10,321
   Interest on additional credits                                                    425          543           597
   Interest on advance payments                                                       17           19            34
Additional credits/interest authorized by AECC:
   On fully paid certificates                                                    132,975       88,201       138,020
   On installment certificates                                                     3,379        4,757         7,559
--------------------------------------------------------------------------------------------------------------------
Total provision for certificate reserves before reserve recoveries               142,839      101,408       156,531
Reserve recoveries from terminations prior to maturity                            (1,356)      (1,156)       (1,144)
--------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                           141,483      100,252       155,387
--------------------------------------------------------------------------------------------------------------------
Net investment income before income tax (expense) benefit                         78,338       77,273         4,908
Income tax (expense) benefit (Note 8)                                            (27,296)     (24,866)        3,348
--------------------------------------------------------------------------------------------------------------------
Net investment income                                                             51,042       52,407         8,256
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   Securities of unaffiliated issuers before
     income tax (expense) benefit                                                  2,944       (9,899)      (92,375)
   Income tax (expense) benefit (Note 8)                                          (1,031)       3,631        32,331
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                            1,913       (6,268)      (60,044)
--------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                                --           --          (397)
--------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $ 52,955     $ 46,139      $(52,185)
====================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31, (Thousands)                                              2003            2002          2001
Cash Flows from Operating Activities
Net income (loss)                                                            $    52,955     $    46,139  $    (52,185)
Adjustments to reconcile net income (loss) to net
   cash (used in)provided by operating activities:
   Cumulative effect of accounting change, net of tax (Note 1)                        --              --           397
   Interest income added to certificate loans                                       (630)           (738)         (820)
   Amortization of premiums/discounts -- net                                      14,907          (2,426)       (1,483)
   Provision for deferred federal income taxes                                   (38,877)         (3,288)       (9,793)
   Net deferred distribution fees (amortized)                                       (479)          1,802         1,525
   Net realized (gain) loss on equity index options                              (29,538)         36,421        39,510
   Net realized (gain) loss on investments                                        (2,944)          9,899        92,375
   (Increase) decrease in dividends and interest receivable                       (1,893)          4,184         9,603
   Other assets and liabilities, net                                              (6,856)         (6,004)      (17,564)
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                              (13,355)         85,989        61,565
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Available-for-Sale investments:
   Sales                                                                       1,132,131         887,194       989,738
   Maturities and redemptions                                                  1,305,953       1,111,493       704,877
   Purchases                                                                  (2,626,239)     (2,228,071)   (2,435,973)
Other investments:
   Sales                                                                          81,736          11,166            --
   Maturities and redemptions                                                     77,022          88,437        30,307
   Purchases                                                                    (182,293)       (234,070)      (54,927)
Certificate loans:
   Payments                                                                        2,805           2,919         3,127
   Fundings                                                                       (1,553)         (2,085)       (2,830)
Changes in amounts due to and from brokers, net                                 (238,262)         97,482       141,131
-----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                           (448,700)       (265,535)     (624,550)
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Payments from certificate owners                                               2,571,209       2,031,414     1,919,769
Net provision for certificate reserves                                           141,483         100,252       155,387
Certificate maturities and cash surrenders                                    (2,415,861)     (1,788,995)   (1,734,742)
Proceeds from repurchase agreements                                              337,600              --           500
Payments under repurchase agreements                                            (337,600)             --          (500)
(Return of capital to) contribution from AEFC                                    (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        246,831         332,671       580,414
-----------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                            (215,224)        153,125        17,429
Cash and cash equivalents at beginning of year                                   240,323          87,198        69,769
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                     $    25,099     $   240,323   $    87,198
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31, (Thousands)                                               2003            2002          2001
Net income (loss)                                                               $ 52,955        $ 46,139      $(52,185)
-----------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss) income net of tax (Note 1)
Cumulative effect of accounting change (Note 1)                                       --              --        (2,187)
-----------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on Available-for-Sale securities:
   Unrealized holding (losses) gains arising during period                       (52,669)         82,904        19,959
   Income tax benefit (provision)                                                 18,434         (29,016)       (6,986)
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding (losses) gains arising during the period               (34,235)         53,888        12,973
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for (gains) losses
     included in net income (loss)                                                (8,260)          8,142       101,754
   Income tax provision (benefit)                                                  2,891          (2,850)      (35,614)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for (gains) losses
     included in net income (loss)                                                (5,369)          5,292        66,140
-----------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains on Available-for-Sale securities                   (39,604)         59,180        79,113
-----------------------------------------------------------------------------------------------------------------------
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                    (4,579)         (8,141)      (19,683)
   Income tax benefit                                                              1,603           2,849         6,889
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding losses arising during the period                        (2,976)         (5,292)      (12,794)
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for losses included in net income (loss)            5,300           9,780        17,616
   Income tax benefit                                                             (1,855)         (3,423)       (6,166)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for losses
     included in net income (loss)                                                 3,445           6,357        11,450
-----------------------------------------------------------------------------------------------------------------------
Net unrealized gains (losses) on interest rate swaps                                 469           1,065        (1,344)
-----------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                      $ 13,820        $106,384      $ 23,397
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31, (Thousands)                                              2003            2002          2001
Common Stock                                                                   $   1,500       $   1,500     $   1,500
-----------------------------------------------------------------------------------------------------------------------
Additional Paid-in Capital
Balance at beginning of year                                                   $ 373,844       $ 383,844     $ 143,844
(Return of capital to) contribution from Parent                                  (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ 323,844       $ 373,844     $ 383,844
=======================================================================================================================
Retained Earnings
Appropriated for pre-declared additional credits/interest (Note 5)
Balance at beginning of year                                                   $     811       $   1,123     $   2,684
Transferred to unappropriated retained earnings                                     (627)           (312)       (1,561)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $     184       $     811     $   1,123
-----------------------------------------------------------------------------------------------------------------------
Appropriated for additional interest on advance payments                       $      15       $      15     $      15
-----------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)
Balance at beginning of year                                                   $(100,142)      $(146,593)    $  70,937
Net income (loss)                                                                 52,955          46,139       (52,185)
Transferred from appropriated retained earnings                                      627             312         1,561
Other                                                                                  4              --            --
Capital dividends declared                                                            --              --      (166,906)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ (46,556)      $(100,142)    $(146,593)
=======================================================================================================================
Accumulated other comprehensive income -- net of tax (Note 1)
Balance at beginning of year                                                   $  83,361       $  23,116     $ (52,466)
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $  44,226       $  83,361     $  23,116
-----------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                     $ 323,213       $ 359,389     $ 263,005
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2003, AECC offered nine different certificate products to the public with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one to thirty-six months. In addition, three types of certificates have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in detail below. These accounting estimates reflect the best judgment of management and actual results could differ.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in other comprehensive (loss) income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio also contains structured investments of various asset quality, which are not readily marketable. As a result, the carrying values of these structured investments are based on future cash flow projections that require a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

Distribution fees on sales of certain series of certificate products are deferred and amortized over the estimated lives of the related certificates, which is approximately one year and can be up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are reflected in expenses and any related surrender charges are reflected as a reduction to the provision expense for certificate reserves. Products are designed to recover such costs within the surrender charge period.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Federal income taxes

AECC's taxable income (loss) is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which is $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force (EITF) Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments". The disclosure provisions of this rule, which are addressed in Note 3, require tabular presentation of certain information regarding investment securities with gross unrealized losses.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4.8 billion and $4.5 billion at December 31, 2003 and 2002, respectively. AECC reported Qualified Assets of $5.1 billion and $4.8 billion at December 31, 2003 and 2002, respectively, excluding net unrealized pretax appreciation on Available-for-Sale securities of $74 million and $135 million at December 31, 2003 and 2002, respectively, and unsettled investment purchases of $9 million and $264 million at December 31, 2003 and 2002, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                            December 31, 2003
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      162    $      100       $     62
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,004,553    $4,742,572       $261,981
---------------------------------------------------------------------------------------

                                                            December 31, 2002
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      166    $      100       $     66
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,020,340    $4,472,886       $547,454
---------------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2003 and 2002 consisted of securities and other loans having a deposit value of $4.6 billion at both balance sheet dates, mortgage loans on real estate of $331 million and $339 million, respectively, and other investments of $74 million and $73 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $9 million and $264 million at December 31, 2003 and 2002, respectively.

American Express Trust Company is the central depository for AECC. See Note 7.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                         2003
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,605,686        $35,954       $(10,975)    $2,630,665
Corporate debt securities                      1,710,353         53,497         (7,762)     1,756,088
Stated maturity preferred stock                   44,340          1,178            (34)        45,484
Structured Investments                            32,592          1,788             --         34,380
Perpetual preferred stock                         17,782            270             --         18,052
U.S. Government & agency obligations              15,355            350             --         15,705
State and municipal obligations                    9,539              6           (214)         9,331
Common Stock                                          --             21             --             21
-------------------------------------------------------------------------------------------------------
Total                                         $4,435,647        $93,064       $(18,985)    $4,509,726
-------------------------------------------------------------------------------------------------------

                                                                         2002
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,938,348       $ 94,528      $  (1,728)    $3,031,148
Corporate debt securities                      1,172,446         53,394        (15,540)     1,210,300
Stated maturity preferred stock                   82,554          1,876           (383)        84,047
Structured Investments                            33,470          2,175             --         35,645
Perpetual preferred stock                         17,782            266             --         18,048
State and municipal obligations                    9,424            385             --          9,809
U.S. Government & agency obligations                 362             37             --            399
-------------------------------------------------------------------------------------------------------
Total                                         $4,254,386       $152,661       $(17,651)    $4,389,396
-------------------------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2003:

(Thousands)                             Less than 12 months     12 months or more            Total
------------------------------------------------------------------------------------------------------------
Description of                          Fair      Unrealized   Fair    Unrealized     Fair        Unrealized
Securities                              Value       Losses     Value     Losses       Value         Losses
------------------------------------------------------------------------------------------------------------
Corporate debt securities            $  444,318   $ (7,147)   $15,789  $  (615)    $  460,107     $ (7,762)
Mortgage and other
  asset-backed securities             1,006,572     (9,513)    13,742   (1,462)     1,020,314      (10,975)
State and municipal obligations           8,790       (214)        --       --          8,790         (214)
Other                                        --         --        454      (34)           454          (34)
------------------------------------------------------------------------------------------------------------
Total                                $1,459,680   $(16,874)   $29,985  $(2,111)    $1,489,665     $(18,985)
------------------------------------------------------------------------------------------------------------

Approximately 114 investment positions were in an unrealized loss position as of December 31, 2003. The gross unrealized losses on these securities are attributable to a number of factors including changes in interest rates and credit spreads, and specific credit events associated with individual issuers. As part of its ongoing monitoring process, management has concluded that none of these securities are other-than-temporarily impaired at December 31, 2003. AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost. See the Available-for-Sale Investments section of
Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other-than-temporary.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2003 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized       Fair
(Thousands)                                         Cost          Value
---------------------------------------------------------------------------
Due within one year                              $  136,654    $  138,877
Due from one to five years                        1,302,466     1,343,323
Due from five to ten years                          370,043       374,833
Due in more than ten years                            3,016         3,955
---------------------------------------------------------------------------
                                                 $1,812,179    $1,860,988
Mortgage and asset-backed securities              2,605,686     2,630,665
Perpetual preferred stock                            17,782        18,052
Common Stock                                             --            21
---------------------------------------------------------------------------
Total                                            $4,435,647    $4,509,726
---------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2003 and 2002.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million, $23.4 million and $20.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. Gross realized losses on sales were ($2.8 million), ($15.7 million) and ($83.9 million) for the same periods. AECC also recognized losses of ($36 million), ($15.8 million) and ($27.9 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003, 2002 and 2001, respectively.

AECC's net losses in 2001 were primarily composed of a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities. The write-downs of these investments were associated with AECC's decision to reduce the company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

Investments in securities with fixed maturities comprised 90 percent and 85 percent of AECC's total investments at December 31, 2003 and 2002, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                       2003          2002
--------------------------------------------------------------------------------
AAA                                                           60%           69%
AA                                                             2             1
A                                                             16            11
BBB                                                           18            16
Below investment grade                                         4             3
--------------------------------------------------------------------------------
Total                                                        100%          100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 94 percent at December 31, 2003 and 2002, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2003 and 2002, approximately 6 percent and 9 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

At December 31, 2003 and 2002 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, determine fair values of such restricted securities.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below

                                                          2003                         2002
                                               ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
-----------------------------------------------------------------------------------------------------
First mortgage loans on real estate             $337,489       $355,442      $342,147      $366,198
Other loans                                      141,356        138,356       114,319       113,319
Reserve for losses                                (9,536)            --        (4,223)           --
-----------------------------------------------------------------------------------------------------
Net first mortgage and other loans              $469,309       $493,798      $452,243      $479,517
-----------------------------------------------------------------------------------------------------

During the year ended December 31, 2003, AECC held investments in impaired mortgage or other loans totaling $9.9 million. AECC recognized $0.4 million of interest income related to such investments for the year ended December 31, 2003. AECC did not hold any investments in impaired mortgage loans or other loans during 2002 and 2001.

The reserve for loss on mortgage loans and other loans increased to $9.5 million on December 31, 2003, from $4.2 million at December 31, 2002 and $1.9 million at December 31, 2001.

At December 31, 2003 and 2002, approximately 7 percent, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                      2003          2002
--------------------------------------------------------------------------------
South Atlantic                                               18%           18%
West North Central                                           15            15
East North Central                                           12            13
Mountain                                                     10            13
West South Central                                           17            17
Pacific                                                      16            12
New England                                                   7             6
Middle Atlantic                                               5             6
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

Property Type                                               2003          2002
--------------------------------------------------------------------------------
Office buildings                                             42%           41%
Retail/shopping centers                                      23            20
Apartments                                                   10            14
Industrial buildings                                         14            15
Other                                                        11            10
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

At December 31, 2003 and 2002, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $9.8 million and $13.4 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2003 and 2002.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                                  2003
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   11,153         4.00%         .50%
  Without guaranteed rates (a)                    134,899           --          .80%
Additional credits and accrued interest             3,514         3.22%          --
Advance payments and accrued interest (b)             499         3.35%          --
Other                                                  32           --          .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            90,149         3.21%         .01%
  Without guaranteed rates (a) and (c)          4,483,365           --          .53%
Additional credits and accrued interest            64,114         3.05%          --
Due to unlocated certificate holders                   92
-----------------------------------------------------------------------------------------
Total                                          $4,787,817
-----------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

                                                                  2002
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   12,663         3.50%         .50%
  Without guaranteed rates (a)                    156,294           --         1.04%
Additional credits and accrued interest             3,988         3.20%          --
Advance payments and accrued interest (b)             564         3.30%          --
Other                                                  34           --          .18%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            95,941         3.20%         .01%
  Without guaranteed rates (a) and (c)          4,181,407           --          .73%
Additional credits and accrued interest            42,311         3.08%          --
Due to unlocated certificate holders                  170           --           --
-----------------------------------------------------------------------------------------
Total                                          $4,493,372
-----------------------------------------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 30, 2004.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2003 and 2002 was $1.3 million and $1 million, respectively.

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2003 and 2002 were $2.4 million and $3.1 million, respectively.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2003 and 2002 was $184 thousand and $811 thousand, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                          2003                        2002
                                              ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
----------------------------------------------------------------------------------------------------
Reserves with terms of one year or less       $4,322,321     $4,320,182    $4,007,664    $4,005,622
Other                                            465,496        471,427       485,708       497,689
----------------------------------------------------------------------------------------------------
Total certificate reserves                    $4,787,817     $4,791,609    $4,493,372    $4,503,311
Unapplied certificate transactions                 3,499          3,499           801           801
Certificate loans and accrued interest           (15,798)       (15,798)      (18,824)      (18,824)
----------------------------------------------------------------------------------------------------
Total                                         $4,775,518     $4,779,310    $4,475,349    $4,485,288
----------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities, technology support, and treasury services

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of assets of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35 percent.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate, which occurred March 26, 2003 to May 13, 2003.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165 percent of the initial payment on issue date of the certificate and
0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates are paid at a rate of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificates are paid at a rate of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account           5 cents per $1,000 of assets on deposit

Maintenance charge for assets held       50 cents per 1,000 of assets on deposit

Transaction charge                       $20 per transaction

Security loan activity:

   Depositary Trust Company
     receive/deliver                     $20 per transaction

   Physical receive/deliver              $25 per transaction

   Exchange collateral                   $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective January 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to January 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC effectively paid a $167 million dividend to AEFC by transferring at book value certain CDOs. In part, the dividend was paid to allow AEFC to transfer the CDOs and related accrued interest into a securitization trust.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal:
  Current                                                      $(44,777)     $(24,367)     $26,007
  Deferred                                                       17,804         3,288        9,792
----------------------------------------------------------------------------------------------------
                                                                (26,973)      (21,079)      35,799
State                                                            (1,354)         (156)        (120)
----------------------------------------------------------------------------------------------------
Total income tax (expense) benefit                             $(28,327)     $(21,235)     $35,679
----------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit at federal statutory rate        $(28,449)     $(23,581)     $30,752
Dividend exclusion                                                  998         2,462        4,971
Other, net                                                          478            40           76
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit                                  $(26,973)     $(21,079)     $35,799
----------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's deferred tax assets and deferred tax liabilities as of December 31, were:

(Thousands)                                                 2003          2002
--------------------------------------------------------------------------------
Deferred tax assets
Certificate reserves                                      $18,454      $  1,793
Investments                                                34,425        14,649
Purchased/written call options                                 --           689
Other, net                                                    140           245
--------------------------------------------------------------------------------
Total deferred tax assets                                 $53,019      $ 17,376
--------------------------------------------------------------------------------
Deferred tax liabilities
Investment unrealized gains, net                          $23,814      $ 44,720
Deferred distribution fees                                  2,259         2,091
Purchased/written call options                             17,501            --
Other, net                                                    124           121
--------------------------------------------------------------------------------
Total deferred tax liabilities                             43,698        46,932
--------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                     $ 9,321      $(29,556)
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

Net income taxes paid during the years ended December 31, 2003 and 2002 were $71.6 million and $22.2 million, respectively.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. AECC views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. AECC is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

For the years ended December 31, 2003 and 2002, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.3 million) and ($9.8 million) during 2003 and 2002, respectively. An estimated ($6 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2004. This effect will occur at the same time as AECC realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which AECC is hedging exposure to the variability in future cash flows is 14 months.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Effective January 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. The adoption of SFAS No. 133 on January 1, 2001, resulted in a cumulative after-tax reduction of $0.4 million and $2.2 million to net income and other comprehensive income, respectively.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by AECC related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, AECC purchases and writes call options on the major market index. AECC views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing AECC to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in other qualified assets and accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision expense for certificate product reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to AEFC and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of December 31, is as follows:

                                                            2003                            2002
                                                -----------------------------------------------------------
                                                  Carrying          Fair           Carrying        Fair
(Thousands)                                        Value            Value            Value         Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying values
    approximate fair values                      $  101,105     $  101,105      $  298,870      $  298,870
  Investment securities (Note 3)                 $4,509,726     $4,509,726      $4,389,396      $4,389,396
  First mortgage loans on real estate and
    Other loans (Note 4)                         $  469,309     $  493,798      $  452,243      $  479,517
  Derivative financial instruments (Note 9)      $  153,162     $  153,162      $   34,403      $   34,403
Financial liabilities:
  Liabilities for which carrying values
    approximate fair values                      $   24,444     $   24,444      $  315,961      $  315,961
  Net certificate reserves (Note 5)              $4,775,518     $4,779,310      $4,475,349      $4,485,288
  Derivative financial instruments (Note 9)      $  116,680     $  116,680      $   29,579      $   29,579
-----------------------------------------------------------------------------------------------------------

Quick telephone reference*

Selling Agent:   American Express Bank International

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributed by
American Express
Financial Advisors Inc.
Investment Company Act File #811-00002

                                                                 S-6038 L (4/04)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2001          American Express Special Deposits                  11,585,244.00
2002          American Express Special Deposits                   9,792,888.00
2003          American Express Special Deposits                  13,341,309.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $549,636.58 in 2001, $446,326.20 in 2002 and $263,897.87 in
2003.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

 4.               Not Applicable.

 5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6. through 9. --  None.

10.         (a)   Investment Advisory and Services Agreement between Registrant and American Express Financial Corporation dated March 6,
                  2002, filed electronically as Exhibit 10(a) to Post-Effective
                  Amendment No. 51 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (i)   Consulting  Agreement  dated December 12, 1994,  between IDS
                  Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America,
                  Inc.,  filed    electronically    as   Exhibit   10(o)   to
                  Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as
                  Exhibit 10(q)(2) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, is incorporated herein by reference.

         (r) Letter of Representations, dated August 22, 2000, between Registrant and The Depository Trust Company, filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

11. through 22. -- None.

23. Consent of Independent Auditors' Report is filed electronically herewith.

24.         (a)   Officers'  Power of Attorney  dated March 3, 2004, filed
                  electronically as Exhibit 24(a) to Post-Effective Amendment
                  No. 31 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (b) Directors' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company, filed electronically as Exhibit 16(b) in Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 for American Express Flexible Savings Certificate, are incorporated by reference.

         Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 27, 2004.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 27, 2004.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ Jeryl A. Millner               Vice President and Controller
----------------------             (Principal Accounting Officer)
    Jeryl A. Millner

/s/ Rodney P. Burwell**            Director
-----------------------
    Rodney P. Burwell

/s/                                Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney**           Director
------------------------
    Thomas R. McBurney

/s/ Kent M. Bergene**              Director
---------------------
    Kent M. Bergene

/s/ Karen M. Bohn**                Director
-------------------
    Karen M. Bohn

/s/ Walter S. Berman* **           Director and Treasurer
----------------------
    Walter S. Berman


* Signed pursuant to Officers' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer

** Signed pursuant to Directors' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:



/s/ Paula R. Meyer
----------------------
    Paula R. Meyer